                                   Filed Pursuant to Rule 424(b)(5) of the
                                   Rules and Regulations Under the Securities
                                   Act of 1933 Registration Statement Nos.
                                   333-88934 and 333-88934-03.

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete. We may not sell these securities until a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.



                  SUBJECT TO COMPLETION, DATED JULY 14, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 12, 2002)

[LOGO]
                     7,000,000 Trust Preferred Securities
                               KeyCorp Capital V

                   .% Trust Preferred Securities (TRUPS(R))
             (Liquidation amount $25 per trust preferred security)
   Fully and unconditionally guaranteed, to the extent described herein, by
                                    KeyCorp

                                 -------------

   The .% trust preferred securities (TRUPS(R)) will be issued by KeyCorp Capital V, a Delaware statutory trust, which is referred to as the "Issuer Trust." KeyCorp, an Ohio corporation, will own all of the outstanding trust common securities of the Issuer Trust and will fully and unconditionally guarantee, on a subordinated basis, payment of amounts due on the trust preferred securities to the extent described in this prospectus supplement. The Issuer Trust will use the proceeds received in connection with the sale of the trust preferred securities and trust common securities to purchase .% junior subordinated debentures due July 30, 2033 issued by KeyCorp.

   Distributions on the trust preferred securities will be cumulative from the date of original issuance and will be payable quarterly in arrears on ., ., . and . of each year, commencing ., 2003.

   The trust preferred securities may be redeemed, in whole or in part, at any time on or after July ., 2008 at a redemption price equal to the total liquidation amount plus accumulated and unpaid distributions to the date of redemption. In addition, we may redeem the trust preferred securities, in whole but not in part, at any time if an event occurs that results in an adverse consequence for the tax or regulatory Tier 1 capital treatment of the trust preferred securities, or for the investment company status of the Issuer Trust.

   One possible type of regulatory capital event that would permit us to redeem the trust preferred securities is a change in the Tier 1 regulatory capital treatment of trust preferred securities that the Federal Reserve Board could adopt in light of certain recent accounting changes addressing the criteria for consolidation of the Issuer Trust and the appropriate balance sheet classification of trust preferred securities, as discussed in this prospectus supplement.

   The trust preferred securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. We expect trading in the trust preferred securities on the New York Stock Exchange to begin within 30 days after the original issue date.

   Investing in the trust preferred securities involves risks. See "Risk Factors" beginning on page S-6.
                                 -------------

                    PRICE $25 PER TRUST PREFERRED SECURITY

                                 -------------

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

   These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are not savings accounts or deposits.
                                 -------------

                                                        Per Trust
                                                    Preferred Security    Total
                                                    ------------------ ------------
Public offering price/(1)/                                 $25         $175,000,000
Underwriting commissions to be paid by KeyCorp/(2)/        $ .         $          .
Proceeds (before expenses) to KeyCorp Capital V            $25         $175,000,000

--------
(1) Plus accrued distributions from ., 2003, if settlement occurs after that date.
(2) Because KeyCorp Capital V will use all of the proceeds from the sale of the trust preferred securities and its trust common securities to purchase junior subordinated debentures of KeyCorp, KeyCorp will pay all underwriting discounts and commissions.

                                 -------------

   The underwriters expect to deliver the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about ., 2003.

   This prospectus supplement and the accompanying prospectus may be used by the underwriters, including by our broker-dealer affiliate, McDonald Investments Inc., in connection with offers and sales of the trust preferred securities in market-making transactions, at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters, including our broker-dealer affiliate, McDonald Investments Inc., may act as principal or agent in such transactions.

   "TRUPS(R)" is a registered service mark of Citigroup Global Markets Inc.


                   Sole Book-Runner    Joint Lead Manager
                   Citigroup        McDonald Investments Inc.

                                 -------------
Merrill Lynch & Co.
                                Morgan Stanley
                                                            UBS Investment Bank
                                 -------------
Bear, Stearns & Co. Inc.
                          Credit Suisse First Boston
                                                           Goldman, Sachs & Co.

        , 2003

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                                                        Page
                                                                                                        ----
Summary of Offering....................................................................................  S-1
Keycorp................................................................................................  S-5
Risk Factors...........................................................................................  S-6
Consolidated Earnings Ratios........................................................................... S-11
Accounting Treatment................................................................................... S-12
Use of Proceeds........................................................................................ S-13
Capitalization......................................................................................... S-14
Selected Financial Data................................................................................ S-15
The Issuer Trust....................................................................................... S-16
Description of the Trust Preferred Securities.......................................................... S-18
Description of the Junior Subordinated Debentures...................................................... S-31
Description of Guarantee............................................................................... S-37
Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee S-38
Supplemental U.S. Federal Income Tax Considerations.................................................... S-39
Supplemental ERISA Considerations...................................................................... S-40
Underwriting........................................................................................... S-41
Validity of Securities................................................................................. S-43
Experts................................................................................................ S-43

                                              Prospectus

                                                                                                        Page
                                                                                                        ----
About This Document....................................................................................    1
Where You Can Find More Information....................................................................    2
Summary of Offering....................................................................................    3
Consolidated Earnings Ratios...........................................................................    8
Forward-Looking Statements.............................................................................    9
Risk Factors...........................................................................................   10
KeyCorp................................................................................................   14
Use of Proceeds........................................................................................   15
Regulatory Considerations..............................................................................   16
The Issuer Trusts......................................................................................   17
Capital Securities and Related Instruments.............................................................   19
   Junior Subordinated Debentures......................................................................   30
   Guarantees and Expense Agreements...................................................................   43
   Relationship Among the Capital Securities and the Related Instruments...............................   46
Issuance of Global Securities..........................................................................   48
Plan of Distribution...................................................................................   50
U.S. Federal Income Tax Considerations.................................................................   52
ERISA Considerations...................................................................................   56
Validity of Securities.................................................................................   57
Experts................................................................................................   57

                                 -------------

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. KeyCorp's business, financial condition, results of operations and prospects may have changed since such dates. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "we," "us," "our" or similar references mean KeyCorp.

                          FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus may contain or incorporate "forward-looking statements" about issues like anticipated earnings, anticipated levels of net loan charge-offs and nonperforming assets and anticipated improvement in profitability and competitiveness among others. These statements usually can be identified by the use of forward-looking language such as "our goal," "our objective," "our plan," "will likely result," "will be," "are expected to," "as planned," "is anticipated," "intends to," "is projected," or similar words. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. For a variety of reasons, including the following, actual results could differ materially from those contained in or implied by the forward-looking statements.

  . Interest rates could change more quickly or more significantly than we expect, which may have an adverse effect on our financial results.

  . If the economy or segments of the economy fail to recover or decline, the demand for new loans and the ability of borrowers to repay outstanding loans may decline.

  . The stock and bond markets could suffer declines or disruptions, which may have adverse effects on our financial condition and that of our borrowers, and on our ability to raise money by issuing new securities.

  . It could take us longer than we anticipate to implement strategic initiatives designed to increase revenues or manage expenses; we may be unable to implement certain initiatives; or the initiatives may be unsuccessful.

  . Acquisitions and dispositions of assets, business units or affiliates could adversely affect us in ways that management has not anticipated.

  . We may become subject to new legal obligations, or the resolution of pending litigation may have an adverse effect on our financial results.

  . Terrorist activities or military actions could disrupt the economy and the general business climate, which may have an adverse effect on our financial results or condition and that of our borrowers.

  . We may become subject to new accounting, tax or regulatory practices or requirements.

   You should refer to our periodic and current reports filed with the Securities and Exchange Commission (and incorporated by reference herein) for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See "Where You Can Find More Information" in the accompanying prospectus.

                              SUMMARY OF OFFERING

   This summary highlights information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that you should consider before investing in trust preferred securities, which are referred to as "capital securities" in the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the trust preferred securities discussed under "Risk Factors" beginning on page S-7.

Issuer Trust..................   KeyCorp Capital V is a Delaware statutory
                                 trust created solely for the purpose of
                                 issuing trust preferred securities to
                                 investors and trust common securities to us and investing the aggregate proceeds in an equivalent amount of our junior subordinated debentures. The junior subordinated debentures will be the sole assets of the Issuer Trust.

                                 KeyCorp Capital V has its principal office and mailing address at c/o KeyCorp, 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

The Offering..................   The Issuer Trust is offering 7,000,000 trust
                                 preferred securities for $25 per trust
                                 preferred security. Each trust preferred security will represent a preferred beneficial interest in the Issuer Trust. The Issuer Trust will use the proceeds from the sale of its trust preferred securities and the trust common securities to purchase the junior subordinated debentures from KeyCorp. The
                                 Issuer Trust will pass through to you as distributions the interest payments it receives from KeyCorp on the junior subordinated debentures. The diagram to the left outlines a simplified form of the relationship among investors in the trust preferred securities, the Issuer Trust, the junior subordinated debentures, KeyCorp and the subordinated guarantee of the trust preferred securities by KeyCorp. As shown to the left:

                               . KeyCorp Capital V issues the trust preferred securities.

                               . KeyCorp Capital V uses the proceeds from the trust preferred securities and the trust common securities to purchase junior subordinated debentures issued by KeyCorp.

                               .   KeyCorp makes quarterly payments on the
                                   junior subordinated debentures.

                               .   KeyCorp Capital V uses the quarterly
                                   interest payments it receives from KeyCorp to pay the quarterly distributions to the holders of the trust preferred securities.

                               . KeyCorp will guarantee on a subordinated basis of trust preferred securities payments to the extent provided under "Description of Guarantee" on page S-37.

                                 See "Relationship Among the Trust Preferred
                                 Securities, the Junior Subordinated Debentures and the Guarantee."

Liquidation Amount............   $25 per trust preferred security.

Distributions.................   Distributions on the trust preferred
                                 securities will be cumulative from the date they are issued and will be payable quarterly in arrears at the annual rate of .% on ., ., .
                                 and . of each year, beginning ., 2003. The amount of distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Deferral of Distributions;
  Certain Tax Consequences....   We may, on one or more occasions, defer
                                 interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods provided that we do not declare or pay any dividends on, or redeem, purchase, acquire, make a liquidation payment or guarantee payment with respect to, any shares that rank junior to or pari passu with the trust preferred securities, unless an event of default under the junior indenture has occurred and is continuing. If we defer interest payments, the Issuer Trust also will defer the payment of distributions on the trust preferred securities. During any extension period, your distributions will continue to accrue, and interest on the unpaid distributions will continue to compound quarterly. However, a deferral of interest payments cannot extend beyond the maturity date of the junior subordinated debentures, which is July 30, 2033. During any extension period, you will be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer.

Ranking.......................   Except as described below under "Description
                                 of the Trust Preferred Securities--General," the trust preferred securities of the Issuer
                                 Trust will rank (i) equally, and payments on them will be made pro rata, with the trust common securities of the Issuer Trust, (ii) junior to all of our senior debt and (iii) senior to our common stock. However, the trust preferred securities will rank senior to the trust common securities as to payment if and so long as we fail to make a principal or interest payment on the junior subordinated debentures when due. Neither the trust preferred securities, the junior subordinated debentures or the guarantee will contain any terms that will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the junior subordinated debentures and the guarantee.

Optional Redemption...........   We may redeem the trust preferred securities,
                                 in whole or in part, at any time on or after July ., 2008 at a redemption price equal to the total liquidation amount of the trust preferred securities to be redeemed plus accumulated and unpaid distributions to the redemption date.

Special Event Redemption......   We may elect to redeem the trust preferred
                                 securities, in whole but not in part, at any time upon the occurrence of:

                               . changes in U.S. federal income tax laws or regulations that could have adverse tax consequences for us or the Issuer Trust,

                               . changes (including a potential change in Federal Reserve Board guidelines that could be adopted in light of recent accounting changes affecting the consolidation of variable interest entities and the financial reporting treatment of trust preferred securities) that could prevent us from treating an amount equal to the liquidation amount of the trust preferred securities as "Tier 1" regulatory capital for purposes of the applicable Federal Reserve Board capital adequacy guidelines, or

                               . changes in laws or regulations that pose more than an insubstantial risk that the Issuer Trust will be required to register as an "investment company" under the Investment Company Act of 1940, as amended, in each case, for a redemption price equal to the total liquidation amount of the trust preferred securities to be redeemed plus accumulated and unpaid distributions to the redemption date.

Liquidation Distribution......   We may dissolve the Issuer Trust at any time
                                 with the prior approval of the Federal Reserve
                                 Board, if then required. If we dissolve the Issuer Trust, the Issuer Trust will distribute the junior subordinated debentures to you in exchange for the trust preferred securities.
                                 Under certain circumstances, the holders of trust preferred securities may be entitled to receive an amount equal to the aggregate of the liquidation amount plus any accrued and unpaid distributions. In all cases, however, distributions will be made only to the extent of the Issuer Trust's assets that are available after satisfaction of all liabilities to creditors, if any.

Junior Subordinated Debentures   The junior subordinated debentures will have
                                 interest rate, distribution, redemption and liquidation amount terms that correspond to those terms of the trust preferred securities.
                                 The junior subordinated debentures will mature on July 30, 2033.

Guarantee.....................   The guarantee agreement executed by us for the
                                 benefit of the holders of the trust preferred securities will be subordinated with respect to the trust preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when the Issuer
                                 Trust does not have funds available to make such payments. See "Capital Securities and Related Instruments--Guarantees and Expense
                                 Agreements" in the accompanying prospectus for further details.

Use of Proceeds...............   The Issuer Trust will use the proceeds from
                                 this offering to purchase the junior
                                 subordinated debentures issued by us. We expect to use the net proceeds from the sale of the junior subordinated debentures to the Issuer Trust for general corporate purposes.
                                 See "Use of Proceeds."

Book-Entry Issuance Only......   The trust preferred securities will be
                                 represented by a global security that will be deposited with and registered in the name of The Depository Trust Company or its nominee.
                                 This means that, except in limited
                                 circumstances, you will not receive a physical certificate for the trust preferred securities.

Voting Rights.................   Holders of the trust preferred securities will
                                 have only limited voting rights and, except upon the occurrence of certain events described in this prospectus supplement or the accompanying prospectus, will not be entitled to vote.

Listing.......................   We intend to list the trust preferred
                                 securities on the New York Stock Exchange and expect trading in the trust preferred securities on the New York Stock Exchange to begin within 30 days after the original issue date.

ERISA Considerations..........   If you are a fiduciary of a pension,
                                 profit-sharing or other employee benefit plan subject to Title 1 of the Employee Retirement
                                 Income Security Act of 1974, as amended
                                 ("ERISA"), or section 4975 of the Internal
                                 Revenue Code of 1986, as amended (the "Code"), you should consider the requirements of ERISA and the Code in the context of the plan's particular circumstances and ensure the availability of an applicable exemption before authorizing an investment in the trust preferred securities. See "Supplemental ERISA
                                 Considerations" in this prospectus supplement.

                                    KEYCORP

   KeyCorp, organized in 1958 under the laws of the state of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company and have elected to be regulated as a financial holding company under the Bank Holding Company Act of 1956, as amended. At March 31, 2003, we were one of the nation's largest bank-based financial services companies with consolidated total assets of $86.5 billion. Our subsidiaries provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through three major business groups: Consumer Banking, Corporate and Investment Banking and Investment Management Services. As of March 31, 2003, these services were provided across much of the country through subsidiaries operating 911 full-service banking offices, a telephone banking call center services group and a network of 2,179 ATMs in 16 states. We and our subsidiaries had 20,221 full-time equivalent employees as of March 31, 2003.

   In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through our subsidiary banks and trust company and registered investment adviser subsidiaries, we provide investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high-net-worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established for providing pension, vacation or other benefits to employees).

   We provide other financial services both inside and outside of our primary banking markets through our nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, principal investing, community development financing, securities underwriting and brokerage and other financial services. We are an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

   Our principal office and mailing address is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

                                 RISK FACTORS

   An investment in the trust preferred securities involves a number of risks, some of which relate to the terms of the trust preferred securities or the junior subordinated debentures and others of which relate to KeyCorp and its business. You should carefully review the following information about these risks together with other information contained in this prospectus supplement and the accompanying prospectus and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether this investment is suitable for you.

   You are making an investment decision with regard to the junior subordinated debentures as well as the trust preferred securities. The Issuer Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the trust preferred securities. In addition, the Issuer Trust may distribute the junior subordinated debentures in exchange for the trust preferred securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

   To the extent of any inconsistency, the following discussion of some of the more important risks of investing in the trust preferred securities supercedes the discussion under "Risk Factors" in the accompanying prospectus.

  Payments on the trust preferred securities are dependent on our payments on the junior subordinated debentures.

   The ability of the Issuer Trust to pay distributions on the trust preferred securities and to pay the liquidation amount is dependent upon our making the related payments on the junior subordinated debentures when due.

   If we default on our obligation to pay principal of or interest on the junior subordinated debentures, the Issuer Trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when the Issuer Trust does not have sufficient funds available to make such payments. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of the Issuer Trust under the junior subordinated debentures. For more information, please refer to "Description of the Trust Preferred Securities--Payment of Distributions" and "--Events of Default Under the Amended and Restated Trust Agreement" in this prospectus supplement and "Capital Securities and Related Instruments--Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" and "--Relationship Among the Capital Securities and the Related Instruments--Enforcement Rights of Holders of Capital Securities" in the accompanying prospectus.

  Our obligations will be deeply subordinated, and we will pay our other debt obligations before we pay you.

   Our obligations under the guarantee and under the junior subordinated debentures will be unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness. As of March 31, 2003, our senior indebtedness was approximately $17.2 billion. For further information regarding our existing indebtedness, see "Description of the Junior Subordinated Debentures--Subordination" in this prospectus supplement and "Capital Securities and Related Instruments--Junior Subordinated
Debentures--Subordination of Junior Subordinated Debentures" in the accompanying prospectus.

   Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures and the guarantee should look only to our assets for payments on the junior subordinated debentures and the guarantee.

   Neither the junior indenture governing the junior subordinated debentures nor the amended and restated trust agreement and the guarantee relating to the trust preferred securities will place any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.

  We may redeem the trust preferred securities if certain adverse consequences occur as a result of certain tax, regulatory capital or investment company law events.

   If adverse changes in the tax laws, investment company laws or applicable banking laws and regulations affecting the Tier 1 regulatory capital treatment of trust preferred securities occur, we may redeem the junior subordinated debentures, in whole but not in part, within 90 days following the occurrence of the event, subject to any required approval from the Federal Reserve Board. We may also redeem the junior subordinated debentures at our option in whole or in part on one or more occasions at any time on or after July ., 2008, subject to any required approval from the Federal Reserve Board.

   If the junior subordinated debentures are redeemed, the trust preferred securities will also be redeemed at a redemption price equal to the liquidation amount of $25 plus accumulated and unpaid distributions to the redemption date.

   Under current United States federal income tax law, the redemption of the trust preferred securities would be a taxable event to you.

   In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you would have received on the trust preferred securities.

   For further information on redemption, see "Description of the Trust Preferred Securities--Redemption" and "Description of the Junior Subordinated Debentures--Redemption" in this prospectus supplement and "Capital Securities and Related Instruments--Junior Subordinated Debentures--Redemption" and "--Conversion or Exchange" in the accompanying prospectus.

  Recent accounting changes may give rise to a future regulatory capital treatment event that would entitle us to redeem the trust preferred securities and may also reduce our consolidated capital ratios.

   In January 2003, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), that addresses the consolidation rules to be applied to "variable interest entities." FIN 46 has raised questions about whether variable interest entities similar to the Issuer Trust should be treated as consolidated subsidiaries of the companies that use them to issue trust preferred securities. The FASB also recently issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"), which provides accounting guidance for the appropriate financial reporting balance sheet classification of trust preferred securities. Traditionally, issuer trusts used for issuing trust preferred securities have been consolidated by their parent companies and trust preferred securities have been treated as eligible for "Tier 1" regulatory capital treatment by bank holding companies under Federal Reserve Board rules and regulations. Accordingly, KeyCorp has consolidated its existing issuer trusts in preparing its consolidated financial statements in the past and its outstanding trust preferred securities have been treated as Tier 1 regulatory capital by KeyCorp. Further, KeyCorp has classified its existing outstanding trust preferred securities as liabilities on its consolidated balance sheet in the past.

   If we conclude, in light of an interpretation of FIN 46 as applied to our issuer trusts, that our issuer trusts should no longer be consolidated by us in preparing our financial statements in accordance with generally accepted accounting principles, then we would be required to make certain adjustments to our financial statements during the third quarter of 2003 to reflect the deconsolidation. Moreover, if deconsolidation is required under FIN 46 (or FAS 150 is construed as requiring a general change in the financial reporting classification of trust preferred securities), there could be a change to the regulatory capital treatment of trust preferred securities issued by U.S. bank holding companies. Specifically, it is possible that the Federal Reserve Board may conclude that trust preferred securities should no longer be treated as Tier 1 regulatory capital. If Tier 1 treatment were disallowed, then:

  . we would be able to redeem the trust preferred securities (and any other outstanding trust preferred securities we may have outstanding at that time) pursuant to the special "capital treatment event" redemption described just above and, in more detail, elsewhere is this prospectus supplement, and

  . there would be a reduction in KeyCorp's consolidated capital ratios (although we believe that we would remain "well capitalized" under Federal Reserve Board guidelines). See "Description of the Trust Preferred Securities--Redemption."

  Distributions on the trust preferred securities could be deferred; you may have to include interest in your taxable income before you receive cash.

   We may defer the payment of interest on the junior subordinated debentures at any time for up to 20 consecutive quarterly periods, provided that (1) no extension period may extend beyond the stated maturity date and (2) we are not in default under the junior indenture governing the junior subordinated debentures. If there is a deferral, the Issuer Trust also will defer distributions on the trust preferred securities. During an extension period, your distributions will continue to accrue, and interest on the unpaid distributions will compound quarterly.

   At the end of any extension period and the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. For further information on our option to defer payments, see "Description of the Trust Preferred Securities--Deferral of Distributions" in this prospectus supplement and "Capital Securities and Related Instruments--Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying prospectus.

   During an extension period, you may be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the junior subordinated debentures held by the Issuer Trust, even if you are a cash basis taxpayer. As a result, you may need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also may receive the cash related to any accrued and unpaid interest income from the Issuer Trust if you dispose of the trust preferred securities prior to the record date for the payment of distributions. For further information, see "U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities" in the accompanying prospectus.

  The market price of the trust preferred securities may not reflect unpaid interest, and, as a result, you may suffer a loss if you sell them while interest remains unpaid.

   Because of our right to defer interest payments on the junior subordinated debentures, the market price of the trust preferred securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the trust preferred securities may decline. Accordingly, the trust preferred securities that you purchase, whether in the offering made pursuant to this prospectus supplement or in the secondary market, or the junior subordinated debentures that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid.

   If you dispose of your trust preferred securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the trust preferred securities. Your increased tax basis in the trust preferred securities will increase the amount of any capital loss that you may have otherwise realized on the sale. For further information on tax consequences, see "U.S. Federal Income Tax Considerations--Sale or Redemption of Capital Securities" in the accompanying prospectus.

  Under certain circumstances, the Issuer Trust may distribute the junior subordinated debentures in exchange for the trust preferred securities, which could affect the market price and could be a taxable event.

   We may dissolve the Issuer Trust at any time. After satisfying its liabilities to its creditors, if any, the Issuer Trust may distribute the junior subordinated debentures to the holders of the trust preferred securities and trust common securities. We will not dissolve the Issuer Trust without the prior approval of the Federal Reserve Board, if then required under applicable Federal Reserve Board capital guidelines or policies. For further information, see "Description of the Trust Preferred Securities--Distribution of Junior Subordinated Debentures" in this prospectus supplement and "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in the accompanying prospectus.

   We cannot predict the market price for the junior subordinated debentures that may be distributed in exchange for the trust preferred securities. Accordingly, the trust preferred securities, or the junior subordinated debentures that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

   Under current U.S. federal income tax law and assuming, as we expect, that the amended and restated trust agreement will contain substantially identical terms as the form of amended and restated trust agreement attached as an exhibit to our registration statement filed with the SEC, and the Issuer Trust will not be classified as an association taxable as a corporation, you should not be taxed if we dissolve the Issuer Trust and the Issuer Trust distributes junior subordinated debentures to you. However, if the Issuer Trust were to become taxed on the income received or accrued on the junior subordinated debentures due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the junior subordinated debentures by the Issuer Trust. For further information, see "U.S. Federal Income Tax Considerations--Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Issuer Trusts" in the accompanying prospectus.

  Investors will have only limited voting rights.

   We will hold all of the trust common securities of the Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and removal of the administrative trustees. The trust preferred securities will generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of the trust preferred securities or the junior subordinated debentures, the acceleration of payments and other matters described in this prospectus supplement and the accompanying prospectus. For further information, see "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Amended and Restated Trust Agreement" in this prospectus supplement and "Capital Securities and Related Instruments--Voting Rights; Amendment of Each Trust Agreement" in the accompanying prospectus.

  Listing of the trust preferred securities does not guarantee their liquidity or full value.

   Although we expect the trust preferred securities to be approved for listing on the New York Stock Exchange, you should be aware that an active trading market may not develop. Although we expect the underwriters to make a market in the trust preferred securities prior to commencement of trading on the New

York Stock Exchange, they are not obligated to do so. They may also discontinue these market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the trust preferred securities.

   The trust preferred securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the junior subordinated debentures. See "U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities" in the accompanying prospectus for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the trust preferred securities.

  The market value of the trust preferred securities may be influenced by unpredictable factors.

   The market value of your trust preferred securities may fluctuate between the date you purchase them and the date on which you sell them or they are redeemed. Several factors, many of which are beyond our control, will influence the market value of the trust preferred securities. Factors that may influence the market value of the trust preferred securities include:

  . the creditworthiness of KeyCorp and the level of its regulatory capital from time to time;

  . whether distributions have been and are likely to be paid on the trust preferred securities from time to time;

  .   supply and demand for the trust preferred securities; and

  . economic, financial, geopolitical, regulatory or judicial events that affect KeyCorp or the financial markets generally.

   Accordingly, if you sell your trust preferred securities in the secondary market, you may not be able to obtain a price equal to the face amount of the trust preferred securities or the price that you paid for your trust preferred securities.

                         CONSOLIDATED EARNINGS RATIOS

   The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2002, and for each of the three-month periods ended March 31, 2003 and 2002.

   For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:

  . consolidated interest expense, excluding or including interest on deposits, as the case may be; and

  . that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

                                                 Three Months
                                                   Ended
                                                 March 31,    Years Ended December 31,
                                                 ------------ ------------------------
                                                 2003   2002  2002 2001 2000 1999 1998
                                                 ----   ----  ---- ---- ---- ---- ----
Ratios of earnings to fixed charges
   Excluding deposit interest................... 2.84   2.52  2.76 1.19 1.83 2.02 1.97
   Including deposit interest................... 1.84   1.67  1.80 1.09 1.42 1.57 1.51

Ratios of earnings to combined fixed charges and
  preferred stock dividends
   Excluding deposit interest................... 2.84   2.52  2.76 1.19 1.83 2.02 1.97
   Including deposit interest................... 1.84   1.67  1.80 1.09 1.42 1.57 1.51

                             ACCOUNTING TREATMENT

   As discussed above under "Risk Factors--Recent accounting changes may give rise to a future regulatory capital treatment event that would entitle us to redeem the trust preferred securities and may also reduce our consolidated capital ratios," FIN 46 has raised questions about whether variable interest entities similar to the Issuer Trust should be treated as consolidated subsidiaries of the companies that use them to issue trust preferred securities. In addition, FAS 150 provides accounting guidance for the appropriate financial reporting balance sheet classification of trust preferred securities. Traditionally, issuer trusts used for issuing trust preferred securities have been consolidated by their parent companies. Accordingly, we have consolidated our issuer trusts in preparing our consolidated financial statements in the past and our previously issued trust preferred securities have been treated as "Tier 1" regulatory capital for bank regulatory purposes by us. Further, we have classified our existing outstanding trust preferred securities as liabilities on our consolidated balance sheet in the past and we believe this classification is consistent with new FAS 150.

   If we conclude in light of an interpretation of FIN 46 as applied to our issuer trusts that our issuer trusts should no longer be consolidated by us, then we would be required to make certain adjustments to our financial statements during the third quarter of 2003 to reflect the deconsolidation. We do not believe that such adjustments would have a material effect on our financial position or results of operations as presented in our consolidated financial statements.

   In addition, if deconsolidation is required under FIN 46 (or FAS 150 is construed as requiring a general change in the financial reporting classification of trust preferred securities), there could be a change to the regulatory capital treatment of trust preferred securities issued by U.S. bank holding companies. Specifically, it is possible that the Federal Reserve Board may conclude that trust preferred securities are no longer to be treated as Tier 1 regulatory capital. If Tier 1 treatment were disallowed, then there would be a reduction in KeyCorp's consolidated capital ratios. We nonetheless believe that we would remain "well capitalized" under Federal Reserve Board guidelines.

   As of March 31, 2003, on a pro forma basis, after giving effect to the offering of the trust preferred securities and the repurchase of some of our outstanding trust preferred securities after March 31, 2003, we had approximately $1.40 billion in outstanding trust preferred securities that we treated as Tier 1 regulatory capital for bank regulatory purposes. If all the outstanding trust preferred securities issued by KeyCorp were not treated as Tier 1 regulatory capital at that time, including those offered hereby, our Tier 1 capital ratio would have declined from 8.22% to 6.88%, our risk adjusted total capital ratio would have declined from 12.62% to 11.28%, and our leverage ratio would have declined from 8.12% to 6.80%, each on a pro forma basis using figures reported as of March 31, 2003. These reduced pro forma capital ratios would continue to meet the applicable Federal Reserve Board requirements for "well capitalized" status. See "Capitalization" in this prospectus supplement.

                                USE OF PROCEEDS

   We expect to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include:

  .   reducing or refinancing existing debt;

  .   repurchasing outstanding trust preferred securities;

  .   investments at the holding company level;

  .   investing in, or extending credit to, our operating subsidiaries;

  .   possible acquisitions or other business combinations; and

  .   stock repurchases.

   Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Allocations of the proceeds to specific purposes have not been made at the date of this prospectus supplement.

                                CAPITALIZATION

   The following table sets forth the consolidated capitalization of KeyCorp as of March 31, 2003, and as adjusted to give effect to (i) the issuance and sale of the trust preferred securities and the application of the proceeds thereof and (ii) the repurchase of some of KeyCorp's outstanding trust preferred securities after March 31, 2003. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

                                                                           March 31, 2003
                                                                        -------------------
                                                                         Actual  As Adjusted
                                                                        -------  -----------
                                                                           (in millions)
Long-term debt......................................................... $16,269    $16,269
Outstanding trust preferred securities.................................   1,250      1,250
Outstanding trust preferred securities repurchased after March 31, 2003      --        (15)
..% trust preferred securities offered hereby...........................      --        175
Shareholders' equity:
   Common stock, par value $1.00 per share.............................     492        492
   Capital surplus.....................................................   1,449      1,449
   Retained earnings...................................................   6,536      6,536
   Treasury stock......................................................  (1,621)    (1,621)
   Accumulated other comprehensive income..............................      42         42
                                                                        -------    -------
       Total shareholders' equity......................................   6,898      6,898
                                                                        -------    -------
       Total........................................................... $24,417    $24,577
                                                                        =======    =======

   The regulatory capital treatment of the trust preferred securities is discussed elsewhere in this prospectus supplement (see "Accounting Treatment") and in documents incorporated by reference; see in particular note 13 to our consolidated financial statements contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC and incorporated by reference herein.

                            SELECTED FINANCIAL DATA

   The following selected consolidated financial data for and as of the years ended December 31, 1998 through December 31, 2002 are derived from our consolidated financial statements for those years, which have been audited by Ernst & Young LLP. The selected financial data for the three months ended March 31, 2002 and 2003 have been derived from our unaudited financial statements and, in our opinion, reflect all adjustments (consisting of normal accruals) necessary to present fairly the data for those periods. Our results of operations for the three months ended March 31, 2003 may not be indicative of results that may be expected for the full year. You should read the table below in conjunction with the applicable "Management's Discussion and Analysis of Financial Condition and Results of Operations" and KeyCorp's consolidated financial statements and notes thereto, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                       Three Months
                                                      Ended March 31,                Year Ended December 31,
                                                    ------------------  ------------------------------------------------
                                                      2003      2002      2002      2001      2000      1999      1998
                                                    --------  --------  --------  --------  --------  --------  --------
                                                                (Dollars in millions, except per share data)
For the Period:
Interest income.................................... $  1,021  $  1,092  $  4,366  $  5,627  $  6,277  $  5,695  $  5,525
Interest expense...................................      340       438     1,617     2,802     3,547     2,908     2,841
Net interest income................................      681       654     2,749     2,825     2,730     2,787     2,684
Provision for loan losses..........................      130       136       553     1,350       490       348       297
Noninterest income.................................      397       443     1,769     1,725     2,194     2,315     1,600
Noninterest expense................................      657       661     2,653     2,941     2,917     3,070     2,508
Income before income taxes and cumulative effect of
 accounting changes................................      291       300     1,312       259     1,517     1,684     1,479
Income before cumulative effect of accounting
 changes...........................................      217       240       976       157     1,002     1,107       996
Net income.........................................      217       240       976       132     1,002     1,107       996
Net income applicable to common shares.............      217       240       976       132     1,002     1,107       996

Per Common Share Data:
Income before cumulative effect of accounting
 changes........................................... $   0.51  $   0.56  $   2.29  $   0.37  $   2.32  $   2.47  $   2.25
Income before cumulative effect of accounting
 changes--assuming dilution........................     0.51      0.56      2.27      0.37      2.30      2.45      2.23
Net income.........................................     0.51      0.56      2.29      0.31      2.32      2.47      2.25
Net income--assuming dilution......................     0.51      0.56      2.27      0.31      2.30      2.45      2.23
Cash dividends paid................................    0.305      0.30      1.20      1.18      1.12      1.04      0.94
Book value at period end...........................    16.32     15.05     16.12     14.52     15.65     14.41     13.63
Weighted average common shares (000)...............  425,275   424,855   425,451   424,275   432,617   448,168   441,895
Weighted average common shares and potential
 common shares (000)...............................  428,090   430,019   430,703   429,573   435,573   452,363   447,437

At Period End:
Loans.............................................. $ 62,719  $ 63,956  $ 62,457  $ 63,309  $ 66,905  $ 64,222  $ 62,012
Earning assets.....................................   75,113    72,382    73,635    71,672    77,316    73,733    70,240
Total assets.......................................   86,490    81,359    85,202    80,938    87,270    83,395    80,020
Deposits...........................................   50,455    43,233    49,346    44,795    48,649    43,233    42,583
Long-term debt.....................................   16,269    15,256    15,605    14,554    14,161    15,881    12,967
Capital securities.................................    1,250     1,273     1,260     1,288     1,243     1,243       997
Total shareholders' equity.........................    6,898     6,402     6,835     6,155     6,623     6,389     6,167

Performance Ratios:
Return on average total assets.....................     1.05%     1.20%     1.19%     0.16%     1.19%     1.37%     1.32%
Return on average common equity....................    12.91     15.53     14.96      2.01     15.39     17.68     17.97
Return on average total equity.....................    12.91     15.53     14.96      2.01     15.39     17.68     17.97
Net interest margin (taxable equivalent)...........     3.86      3.93      3.97      3.81      3.69      3.93      4.08

Capital Ratios at Period End:
Equity to assets...................................     7.98%     7.87%     8.02%     7.60%     7.59%     7.66%     7.71%
Tangible equity to tangible assets.................     6.71      6.57      6.73      6.29      6.12      6.03      5.93
Tier 1 risk-based capital..........................     8.22      7.92      8.09      7.43      7.72      7.68      7.21
Total risk-based capital...........................    12.62     12.02     12.51     11.41     11.48     11.66     11.69
Tier 1 leverage....................................     8.12      8.13      8.15      7.65      7.71      7.77      6.95

Asset Quality Data:
Nonperforming loans................................ $    904  $    973  $    943  $    910  $    650  $    447  $    384
Nonperforming assets...............................      968     1,012       993       947       672       473       423
Allowance for loan losses..........................    1,421     1,607     1,452     1,677     1,001       930       900
Net loan charge-offs...............................      161       206       780       673       414       318       297
Nonperforming loans to period-end loans............     1.44%     1.52%     1.51%     1.44%     0.97%     0.70%     0.62%
Nonperforming assets to period-end loans plus OREO
 and other nonperforming assets....................     1.54      1.58      1.59      1.49      1.00      0.74      0.68
Allowance for loan losses to nonperforming loans...   157.19    165.16    153.98    184.29    154.00    208.05    234.38
Allowance for loan losses to period-end loans......     2.27      2.51      2.32      2.65      1.50      1.45      1.45
Net loan charge-offs to average loans..............     1.04      1.32      1.23      1.02      0.63      0.51      0.52

                               THE ISSUER TRUST

   KeyCorp Capital V is a statutory trust created under Delaware law pursuant to:

  . a trust agreement executed as of August 6, 1999 by us, as depositor of the Issuer Trust, and the Delaware trustee of the Issuer Trust; and

  . a certificate of trust filed with the Delaware Secretary of State on August 6, 1999.

   The Issuer Trust will offer to the public trust preferred securities representing preferred beneficial interests in the Issuer Trust. In addition to trust preferred securities offered to the public, the Issuer Trust will sell to KeyCorp common securities representing common beneficial interests in the Issuer Trust. All of the trust common securities of the Issuer Trust will be owned by us. The trust common securities and the trust preferred securities are also referred to together as the "trust securities."

   Before the trust preferred securities are issued, the trust agreement for the Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

   The Issuer Trust exists for the exclusive purposes of:

  .   issuing and selling its trust preferred securities;

  . using the proceeds from the sale of these trust preferred securities to acquire the junior subordinated debentures from us; and

  . engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust preferred securities).

   The payment terms of the junior subordinated debentures will be virtually the same as the terms of the Issuer Trust's trust preferred securities.

   The Issuer Trust will use the funds to make any cash payments due to holders of its trust preferred securities.

   The Issuer Trust will also be a party to an expense agreement with KeyCorp. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses with the interest payments on the junior subordinated debentures it receives.

   The trust common securities of the Issuer Trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of the Issuer Trust, except that upon the occurrence and continuance of an event of default under the amended and restated trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of the Issuer Trust. See "Capital Securities and Related Instruments--Subordination of Trust Common Securities" in the accompanying prospectus. We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of the Issuer Trust.

   Under certain circumstances, we may redeem the junior subordinated debentures that we sold to the Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the trust preferred securities that it sold to the public and the trust common securities that it sold to us on a pro rata basis.

   Under certain circumstances, we may dissolve the Issuer Trust and cause the junior subordinated debentures to be distributed to the holders of the trust preferred securities. If this happens, holders of the trust preferred securities will no longer have any interest in such Issuer Trust and will only own the junior subordinated debentures issued by us.

   Generally, we will need the approval of the Federal Reserve Board to redeem the junior subordinated debentures or to dissolve the Issuer Trust. A more detailed description is provided under the heading "Description of the Trust Preferred Securities--Mandatory Redemption" in this prospectus supplement and "Capital Securities and Related Instruments--Liquidation Distribution Upon Dissolution" in the accompanying prospectus.

   Pursuant to the amended and restated trust agreement:

  . the Issuer Trust will have a term of approximately 30 years from the date it issues the trust preferred securities, but may terminate earlier as provided in the amended and restated trust agreement;

  .   the Issuer Trust's business and affairs will be conducted by its trustees;

  . the trustees will be appointed by us as holder of the trust common securities;

  . the trustees for the Issuer Trust will be Deutsche Bank Trust Company Americas, as property trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with KeyCorp. These trustees are also referred to as the "Issuer Trust trustees." Deutsche Bank Trust Company Americas, as property trustee, will act as sole indenture trustee under the amended and restated trust agreement for purposes of compliance with the Trust Indenture Act of 1939. Deutsche Bank Trust Company Americas will also act as a trustee under the guarantee and the junior indenture. See "Capital Securities and Related Instruments--Guarantees and Expense Agreements" and "--Junior Subordinated Debentures" in the accompanying prospectus;

  . if an event of default under the amended and restated trust agreement resulting from an event of default under the junior indenture for the Issuer Trust has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the Issuer Trust;

  . under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

  . the duties and obligations of each Issuer Trust trustee are governed by the amended and restated trust agreement; and

  . we will pay all fees and expenses related to the Issuer Trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer Trust.

   The principal executive office of the Issuer Trust is 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The trust preferred securities will be issued pursuant to the amended and restated trust agreement. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The terms of the trust preferred securities will include those in the amended and restated trust agreement and those made part of the amended and restated trust agreement by the Trust Indenture Act of 1939. The following summary of the material terms and provisions of the trust preferred securities is not intended to be complete. You should read the following description together with the amended and restated trust agreement to help you understand the terms of the trust preferred securities. A form of the amended and restated trust agreement has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

General

   The amended and restated trust agreement authorizes the administrative trustees to issue the trust preferred securities and the trust common securities. The Issuer Trust's only assets will be the junior subordinated debentures. The trust preferred securities and trust common securities represent undivided preferred beneficial interests in the Issuer Trust's assets. All of the trust common securities will be owned, directly or indirectly, by KeyCorp. The trust common securities rank equally, and payments will be made on the trust common securities on a pro rata basis, with the trust preferred securities. If an event of default under the amended and restated trust agreement exists, however, the rights of the holders of the trust common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The amended and restated trust agreement does not permit the Issuer Trust to issue any securities other than the trust preferred securities and trust common securities or to incur any debt.

Distributions

   Distributions on the trust preferred securities will be cumulative and will accrue from ., 2003 at the annual rate of .% of liquidation amount of each trust preferred security. Distributions will be payable quarterly in arrears on .., ., . and . of each year, beginning on . , 2003, to holders of the trust preferred securities. Distributions not paid when due for more than one quarterly payment period will themselves accumulate interest at the annual rate of .% compounded quarterly. The Issuer Trust will compute the amount of distributions payable for any period on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed per 30-day month.

   If distributions are payable on a date that is not a business day, then the Issuer Trust will pay the distributions payable on that date on the next succeeding day that is a business day, without making any additional distributions or other payments because of the delay. However, if the next business day falls in the next calendar year, the Issuer Trust will make the payment on the immediately preceding business day. A "business day" means any day other than:

  . a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or

  . a day on which the corporate trust office of the property trustee or the junior trustee is closed for business. See "Description of the Junior Subordinated Debentures--General" in this prospectus supplement for a description of the junior trustee.

   The term "distributions" includes any quarterly payments made on the trust preferred securities and trust common securities, any deferred distribution and any payments that accumulate on distributions not paid on the applicable distribution date, all as further described below and in the accompanying prospectus.

Deferral of Distributions

   If we are not in default under the junior indenture, we may, on one or more occasions, defer the payment of interest on the junior subordinated debentures for up to 20 consecutive quarterly periods, which we refer to in each case as an "extension period." Because interest payments on the junior subordinated debentures fund distributions on the trust preferred securities, quarterly distributions on the trust preferred securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the trust preferred securities will accumulate and these deferred distributions will accrue additional distributions at the annual rate of .% compounded quarterly from the relevant payment date for the distributions.

   We may not defer interest payments for any period of time:

  . that exceeds 20 consecutive quarterly periods with respect to each extension period; or

  . that extends beyond the maturity date of the junior subordinated debentures on July 30, 2033.

   During any extension period, neither we nor any of our subsidiaries may:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  . make any payment of principal of, or premium or interest on, or repay, repurchase, or redeem any of our debt securities that rank equal or junior to the junior subordinated debentures; or

  . make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures, other than:

     . dividends, distributions, redemptions, purchases or acquisitions made by us by way of issuance of our capital stock (or options, warrants or other rights to subscribe for our capital stock),

     . dividends declared in connection with implementing a shareholders' rights plan, issuing stock under the plan or redeeming or repurchasing rights pursuant to the plan,

     . payments under the guarantee, which is described under "Capital Securities and Related Instruments--Guarantees and Expense Agreements--The Guarantee" in the accompanying prospectus,

     . the purchase of fractional shares resulting from a reclassification of our capital stock,

     . the purchase of fractional shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

     . purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for its directors, officers or employees, and

     . obligations under any of our dividend reinvestment or stock purchase plans.

   Prior to the termination of any extension period, we may further extend the payment of interest provided that the extension period complies with the conditions above. Upon the termination of an extension period and the payment of all amounts then due under the junior indenture, we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the junior subordinated debentures. Deferral of interest payments is not an event of default under the junior indenture.

   If we elect to defer interest payments as described above, you will receive notice as described under "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Date" in this prospectus supplement. There is no limitation on the number of times that we may elect to defer interest payments and begin an extension period. If we elect to defer interest payments, you will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Payment of Distributions

   Distributions on the trust preferred securities will be payable to holders named on the securities register of the Issuer Trust on the relevant record date. As long as the trust preferred securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the trust preferred securities are ever issued in certificated form, the record dates for the junior subordinated debentures will be the first day of the month in which the relevant interest payment date occurs.

   As long as the trust preferred securities are represented by a global security, payments on the trust preferred securities will be made in immediately available funds to DTC, the depositary for the trust preferred securities. If the trust preferred securities are ever issued in physical certificated form, payment of distributions on the trust preferred securities will be made by check mailed on or before the due date to the holders of trust preferred securities on the relevant record date.

   The Issuer Trust's only source of income is the payments we will make on the junior subordinated debentures. If we do not make payments on the junior subordinated debentures, the Issuer Trust will not have funds available to make payments on the trust preferred securities. Although we will guarantee payment of distributions on the trust preferred securities under the guarantee, we will only be obligated to make a payment under the guarantee if the Issuer Trust has the funds available to make the payment but fails to do so.

Redemption

   The trust preferred securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated debentures or their earlier redemption. The junior subordinated debentures will mature on July 30, 2033. The redemption price per trust preferred security will equal the total liquidation amount of $25 per trust preferred security plus accumulated and unpaid distributions to the redemption date. We may also redeem the junior subordinated debentures before their maturity at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

  .   in whole, or in part at, any time on or after July ., 2008; and

  . in whole, but not in part, at any time within 90 days upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event.

   If less than all of the junior subordinated debentures are to be redeemed or repaid, then the aggregate liquidation amount of the trust preferred securities to be redeemed will be allocated approximately 3% to the trust common securities and 97% to the trust preferred securities, except in the case of an event of default as a result of any failure by us to make any principal or interest payments under the junior subordinated debentures when due. See "Capital Securities and Related Instruments -- Subordination of Trust Common Securities" in the accompanying prospectus.

   We will obtain regulatory approval to redeem the junior subordinated debentures, if then required in order to obtain Tier 1 capital treatment for the trust preferred securities under Federal Reserve Board guidelines at that time. As explained above, owing to recent accounting developments, it is possible that the trust preferred securities will become ineligible for Tier 1 regulatory capital treatment.

   Upon the repayment or redemption of some or all of the junior subordinated debentures, the Issuer Trust will use the cash it receives to redeem the trust preferred securities and, unless an event of default under the amended and restated trust agreement then exists, the trust common securities on a pro rata basis, with an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures to be repaid or redeemed. It will redeem the trust preferred securities and trust common securities (if applicable) at a price equal to the total redemption price for a like amount of junior subordinated debentures plus accumulated and unpaid distributions to the redemption date.

   The Issuer Trust cannot redeem less than all of the trust preferred securities unless all accrued and unpaid distributions on the trust preferred securities and trust common securities have been paid on or before the redemption date.

   "Tax Event" means that the Issuer Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

      (1) amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision or taxing authority; or

      (2) any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or action or judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, where such change or amendment becomes effective, or such pronouncement, action or decision is announced or occurs on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

  . the Issuer Trust is or, within 90 days of the date of such opinion, would be subject to U.S. federal income tax with respect to interest accrued or received on the junior subordinated debentures;

  . interest payable by us on the junior subordinated debentures is not or, within 90 days of the date of such opinion, would not be deductible by us in whole or in part for U.S. federal income tax purposes; or

  . the Issuer Trust is or, within 90 days of the date of such opinion, would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

   "Investment Company Event" means that the Issuer Trust has received an opinion of counsel experienced in such matters that states that, as a result of the occurrence of an amendment to, or change, including any announced prospective change, in the laws or regulations of the U.S. or any political subdivision or other governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in laws becomes effective on or after the date of this prospectus supplement.

   "Capital Treatment Event" means our determination, based on an opinion of counsel experienced in such matters (who may be an employee of KeyCorp or any of its affiliates), that, as a result of:

      (1) any amendment to, or change, including any announced prospective change, in the laws or any rules or regulations of the United States or any political subdivision or other governmental agency or regulatory authority that is effective or is announced on or after the date of this prospectus supplement; or

      (2) any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations that is effective or is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as "Tier 1" regulatory capital for purposes of the applicable Federal Reserve Board capital adequacy guidelines.

   A Capital Treatment Event would include the potential change in Federal Reserve Board guidelines on the eligibility of trust preferred securities to qualify as "Tier 1" regulatory capital in light of recent accounting changes affecting the criteria for consolidation of variable interest entities such as the Issuer Trust (as described in FIN 46) and the appropriate financial reporting balance sheet classification of trust preferred securities (as described in FAS 150).

Redemption Procedures

   You will receive at least 30 days, but not more than 60 days, written notice before any redemption of trust preferred securities. If there are accumulated and unpaid distributions on the trust preferred securities that have not been paid on or before the redemption date, the Issuer Trust cannot redeem less than all of the trust preferred securities.

   If (1) the Issuer Trust gives an irrevocable notice of redemption of the trust preferred securities, and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the trust preferred securities being redeemed. See "--Book-Entry Only Issuance--The Depository Trust Company" beginning on page S-27 of this prospectus supplement. The Issuer Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the trust preferred securities. Distributions to be paid on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

   Once notice of redemption is given and funds are irrevocably deposited, distributions on the trust preferred securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the trust preferred securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

   If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day.

   If payment of the redemption amount for any trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by us under the guarantee, distributions on the trust preferred securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

   If less than all of the trust preferred securities are redeemed, the trust preferred securities will be redeemed pro rata in accordance with DTC's internal procedures. See "--Book-Entry Only Issuance--The Depository Trust Company" on page S-27 of this prospectus supplement.

   In compliance with applicable law, including the U.S. federal securities laws, we or our affiliates may, at any time, repurchase outstanding trust preferred securities by tender, in the open market, by private agreement or otherwise.

Events of Default Under the Amended and Restated Trust Agreement

   An event of default under the junior indenture, which we refer to as a "debenture event of default," constitutes an event of default under the amended and restated trust agreement, which we refer to as a "trust event of default." Notwithstanding the foregoing, the holder of the trust common securities will be deemed to have waived any trust event of default with respect to the trust common securities until all trust events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such trust event of default with respect to the trust preferred securities has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended and restated trust agreement, and therefore the junior indenture.

   If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the property trustee or any other person or entity. If a trust event of default exists and is attributable to the failure of us to pay interest or principal on the junior subordinated debentures when otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debentures. Such holder need not first (1) direct the property trustee to enforce the terms of the junior subordinated debentures or (2) sue us to enforce the property trustee's rights under the junior subordinated debentures.

   In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the amended and restated trust agreement to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to such unpaid distribution from us. Holders of trust preferred securities may not exercise directly any other remedy available to the holders of the junior subordinated debentures.

   Upon the occurrence of a trust event of default, the property trustee will have the right under the junior indenture to declare the principal of and interest on the junior subordinated debentures to be immediately due and payable.

Distribution of Junior Subordinated Debentures

   We will have the right at any time to cause the dissolution of the Issuer Trust and cause the junior subordinated debentures to be distributed pro rata to the holders of the trust preferred securities and trust common securities. Prior to such dissolution, we will obtain any required regulatory approval. If the junior subordinated debentures are distributed to the holders of the trust preferred securities, we will use our best efforts to cause the junior subordinated debentures to be listed on any exchange that the trust preferred securities are then listed.

   After the date for any distribution of junior subordinated debentures upon dissolution of the Issuer Trust:

  .   the trust preferred securities will no longer be deemed to be outstanding,

  . DTC or its nominee, as record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and

  . any certificates representing trust preferred securities or trust common securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such trust preferred securities until such certificates are presented to the Issuer Trust or its agent for transfer or reissuance.

   There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if the Issuer Trust were to dissolve or liquidate. This means that the trust preferred securities that an investor may purchase, whether in connection with this offering or in the secondary market, or the junior subordinated debentures that an investor may receive if the Issuer Trust were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the trust preferred securities in this offering or in the secondary market. See "Risk Factors--Under certain circumstances the Issuer Trust may distribute the junior subordinated debentures in exchange for two trust preferred securities, which could affect market price and could be a taxable event."

Liquidation Distribution Upon Dissolution

   Pursuant to the amended and restated trust agreement, the Issuer Trust will dissolve upon the earliest of:

  .   ., the expiration of its term,

  . certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities,

  . the distribution of a like amount of the junior subordinated debentures to the holders of its trust preferred securities, if we have given written direction to the property trustee to terminate the Issuer Trust (subject to KeyCorp's having received prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies). Such written direction by us is optional and solely within our discretion,

  . redemption of all of the trust preferred securities as described under "--Redemption", or

  . the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

We refer to any of these events as a "dissolution event."

   Upon the occurrence of a dissolution event, the holders of trust preferred securities will be entitled to receive out of the Issuer Trust's assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $25 per trust preferred security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the Issuer Trust instead distributes on a ratable basis to the holders of the trust preferred securities junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such trust preferred securities.

   If this distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Issuer Trust on the trust preferred securities will be paid on a ratable basis. The holder of the trust common securities will be entitled to receive distribution upon any such dissolution event on a ratable basis with the holders of the trust preferred securities, except that if a trust event of default has occurred and is continuing, the trust preferred securities will have a preference over the trust common securities with regard to such distributions.

Voting Rights; Amendment of the Amended and Restated Trust Agreement

   Except as provided below and under "Capital Securities and Related Instruments--Guarantees and Expense Agreements--Amendments and Assignment" in the accompanying prospectus and as otherwise required by law and the amended and restated trust agreement, the holders of the trust preferred securities will have no voting rights or the right to in any manner control the administration, operation or management of the Issuer Trust.

   We may (but, for the avoidance of any doubt, we are not required to) amended the amended and restated trust agreement from time to time by us, without the consent of the holders of the trust preferred securities:

  . to cure any ambiguity, correct or supplement any provisions in the amended and restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the amended and restated trust agreement, which will not be inconsistent with the other provisions of the amended and restated trust agreement; or

  . to modify, eliminate or add to any provisions of the amended and restated trust agreement as necessary to ensure that the Issuer Trust:

     . will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust preferred securities are outstanding,

     . will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, or

     . will satisfy the criteria for consolidation in our consolidated balance sheet and/or treatment of the trust preferred securities as Tier 1 regulatory capital under then prevailing Federal Reserve Board rules and regulations.

provided that:

  . no such amendment will adversely affect in any material respect the rights of the holders of the trust preferred securities; and

  . any such amendment will become effective when notice of the amendment is given to the holders of the trust preferred securities.

   The amended and restated trust agreement may be amended by us with:

  . the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust preferred securities; and

  . receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act of 1940, as amended, provided that, without the consent of each holder of trust preferred securities, the amended and restated trust agreement may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date; or

  . restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any such payment on or after such date.

   So long as the junior subordinated debentures are held by the property trustee, the Issuer Trust trustees will not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee, or executing any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

  .   waive any past default that is waivable under the junior indenture;

  . exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

  . consent to any amendment, modification or termination of the junior indenture or the junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related trust preferred securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the property trustee will obtain an opinion of counsel to the effect that:

  . the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

  . the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

   Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, to be given to each holder of record of trust preferred securities in the manner set forth in the amended and restated trust agreement.

   No vote or consent of the holders of trust preferred securities will be required for the Issuer Trust to redeem and cancel the trust preferred securities in accordance with the amended and restated trust agreement.

   Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us, the Issuer Trust trustees or any affiliate of us or the Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Removal of Issuer Trust Trustee

   Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the amended and restated trust agreement.

Mergers, Consolidations or Amalgamations

   The Issuer Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. The Issuer Trust may, with the consent of the holders of a majority in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

      (1) such successor entity either:

     . expressly assumes all of the Issuer Trust's obligations under the trust preferred securities and trust common securities; or

     . substitutes for the trust preferred securities and trust common securities other successor securities having substantially the same terms as the trust preferred securities and trust common securities, so long as the successor securities rank the same as the trust preferred securities and trust common securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

      (2) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee in its capacity as the holder of the junior subordinated debentures;

      (3) the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

      (4) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

      (5) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities and trust common securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity;

      (6) such successor entity has a purpose substantially identical to the Issuer Trust's purpose;

      (7) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

     . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect; and

     . following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, as amended; and

      (8) we or any permitted successor or assignee owns all of the successor trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

   Despite the foregoing, the Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or its successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Book-Entry Only Issuance--The Depository Trust Company

   The trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global trust preferred securities, without distribution coupons. Each global trust preferred security will be deposited with, or on behalf of, The Depository Trust Company, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these trust preferred securities and will be considered the sole owner of the trust preferred securities for purposes of the amended and restated trust agreement.

   Purchasers of trust preferred securities may only hold interests in the global trust preferred securities through DTC if they are a participant in the DTC system. Purchasers may also hold interests through securities intermediary banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the trust preferred security holdings of its participants, and these participants will in turn maintain accounts showing the trust preferred security holdings of their customers. Some of these customers may themselves be securities intermediaries holding trust preferred securities for their customers. Thus, each beneficial owner of a book-entry trust preferred security will hold that trust preferred security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

   The trust preferred securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the trust preferred securities will generally not be entitled to have the trust preferred securities represented by the global securities registered in its name and will not be considered the owner under the amended and restated trust agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of trust preferred securities. The book-entry system for holding trust preferred securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

   A beneficial owner of book-entry securities represented by a global trust preferred security may exchange the securities for definitive (paper) trust preferred securities only if:

  . DTC is unwilling or unable to continue as depositary for such global trust preferred security and we are unable to find a qualified replacement for DTC within 90 days;

  . at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

  . the administrative trustees elect after consultation with us to terminate the book-entry system through DTC with respect to the trust preferred securities; or

  . a debenture event of default relating to the junior subordinated debentures then exists.

   Any global trust preferred security that is exchangeable will be exchangeable in whole for definitive trust preferred securities in registered form, with the same terms and of an equal aggregate liquidation amount, in denominations of $25 and whole multiples of $25.

   Definitive trust preferred securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

   In this prospectus supplement, for book-entry trust preferred securities, references to actions taken by trust preferred security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to trust preferred security holders will mean payments and notices of redemption to DTC as the registered holder of the trust preferred securities for distribution to participants in accordance with DTC's procedures.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

   KeyCorp and the Issuer Trust trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, trust preferred securities certificates are required to be printed and delivered. Additionally, the administrative trustees, with the consent of KeyCorp, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the trust preferred securities. In that event, certificates for the trust preferred securities will be printed and delivered.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

Information Concerning the Property Trustee

   Prior to the occurrence of an event of default, the property trustee undertakes to perform only such duties as are specifically set forth in the amended and restated trust agreement. After such a default, the property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust agreement at the request of any holder of trust preferred securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the amended and restated trust agreement or is unsure of the application of any provision in the amended and restated trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the amended and restated trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust preferred securities and will have no liability except for its own bad faith, negligence or willful misconduct. The property trustee also serves as the trustee under the guarantee and as the trustee under the junior indenture.

Registrar, Transfer Agent and Paying Agent

   The property trustee will act as registrar, transfer agent and paying agent for the trust preferred securities. If the trust preferred securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the trust preferred securities may be listed at such time. The paying agent may resign as paying agent upon 30 days' written notice to the Issuer Trust trustees. In the event that the property trustee is no longer the paying agent, the property trustee will appoint a successor to act as paying agent, which must be a bank or trust company acceptable to the administrative trustees.

   Registration of transfers of trust preferred securities will be made without charge by the Issuer Trust or its agents, but the transferor must pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that the relevant Issuer Trust, KeyCorp or the transfer agent may require.

   The Issuer Trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

Governing Law

   The amended and restated trust agreement and the trust preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

   The administrative trustees are authorized and directed to operate the Issuer Trust in such a way so that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, or be characterized as other than a grantor trust for U.S. federal income tax purposes. KeyCorp is authorized and directed to conduct its affairs so that the junior subordinated debentures will be treated as indebtedness of KeyCorp for U.S. federal income tax purposes. In this connection, KeyCorp and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the Issuer Trust's certificate of trust or the certificate of incorporation of KeyCorp, that each of KeyCorp and the administrative trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the trust preferred securities or vary the terms of the trust preferred securities.

   Holders of the trust preferred securities have no preemptive rights.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

   The junior subordinated debentures will be issued pursuant to the junior indenture. The junior indenture is qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debentures will include those in the amended and restated trust agreement and those made part of the junior indenture by the Trust Indenture Act of 1939. The following summary of the material terms and provisions of the junior subordinated debentures is not intended to be complete. You should read the following description together with the junior indenture to help you understand the terms of the junior subordinated debentures. A copy of the junior indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. This description is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act of 1939. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus supplement, those defined terms are incorporated in this prospectus supplement by reference.

General

   The junior subordinated debentures will be issued as unsecured debt under the Junior Subordinated Indenture, dated as of December 4, 1996, as supplemented from time to time, between KeyCorp and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as trustee. This indenture is referred to as the "junior indenture" and the related trustee is referred to as the "junior trustee". The junior subordinated debentures will be limited in aggregate principal amount to approximately $180,412,325. This amount is the sum of the aggregate stated liquidation amount of the trust preferred securities and the trust common securities. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, and additional interest (as defined below), if any, on July 30, 2033.

   If junior subordinated debentures are distributed to holders of trust preferred securities in liquidation of such holders' interests in the Issuer Trust, the junior subordinated debentures will initially be issued in the form of one or more global securities (as described below). As described in this prospectus supplement, under limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. In the event that junior subordinated debentures are issued in certificated form, the junior subordinated debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount at the corporate trust office of the junior trustee in New York, New York. Payment of interest may be made at our option by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the person entitled thereto.

   We have the right to dissolve the Issuer Trust and cause the junior subordinated debentures to be distributed to the holders of the trust preferred securities and the trust common securities.

   The junior indenture does not contain provisions that would afford holders of junior subordinated debentures protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Interest Rate and Maturity

   The junior subordinated debentures will mature on July 30, 2033 and will bear interest, at a per annum rate equal to .% of their principal amount, payable quarterly in arrears on ., ., ., and . of each year, beginning

.., 2003. So long as the junior subordinated debentures are represented by a global security, the applicable record date shall be one business day before the relevant payment date. If the junior subordinated debentures are ever issued in certificated form (unless held by the property trustee), applicable record dates for each interest payment will be the first day of the month in which the relevant interest payment date occurs, even if that day is not a business day. Interest payments not paid when due will themselves accrue additional interest at the annual rate of .%. When we refer to any payment of interest, interest includes such additional interest and any additional amounts. Each date on which interest is paid is called an "interest payment date." The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the trust preferred securities. The junior subordinated debentures do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity of the junior subordinated debentures.

Subordination

   The junior subordinated debentures are unsecured and will rank junior to all of our senior indebtedness. We may not make payments of principal, including redemption payments, or interest on the junior subordinated debentures if we default on a payment of our senior indebtedness. As a result, in the event of a distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings, all principal, premium, if any, interest due or to become due on all of our senior indebtedness must be paid in full before the holders of the junior subordinated debentures are entitled to receive any payment.

   Neither the junior subordinated debentures nor the guarantee will limit our ability to incur any additional indebtedness including indebtedness that ranks senior to the junior subordinated debentures and the guarantee. At March 31, 2003, we would have had senior indebtedness of approximately $17.2 billion outstanding. In addition, because we are a holding company, the junior subordinated debentures will effectively rank junior to all existing and future debt and other liabilities of KeyCorp's subsidiaries. See "Capitalization" and "Use of Proceeds" in this prospectus supplement.

   As used in this section, the term "senior indebtedness" means:

  . "senior debt", which means any of our obligations to our creditors, whether now outstanding or incurred in the future, other than (1) any obligation as to which, in the instrument creating or evidencing the obligation or under which the obligation is outstanding, it is provided that the obligation is not senior debt and (2) trade accounts payable and accrued liabilities arising in the ordinary course of business; and

  . the amounts necessary to pay all principal of, and premium, if any, and interest, if any, on "senior subordinated debt" in full less, if applicable, any portion of such amounts that would have been paid to, and retained by, the holders of such senior subordinated debt but for the fact that such senior subordinated debt is subordinate, pari passu or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

   "Senior subordinated debt" means any of our obligations to our creditors, whether now outstanding or incurred in the future, where the instrument creating or evidencing the obligation or under which the obligation is outstanding provides that it is subordinate and junior in right of payment to senior debt. Senior subordinated debt includes our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordinated terms, but does not include:

  . the junior subordinated debentures described in this prospectus supplement and the accompanying prospectus;

  . our 7.826% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 4, 1996;

  . our 8.250% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 30, 1996;

  . our Floating Rate Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on June 25, 1998;

  . our 6.875% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on March 17, 1999;

  . our 7.750% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on July 15, 1999; or

  . any subordinated debt securities issued in the future with substantially similar subordinated terms.

   Senior indebtedness does not include senior subordinated debt or the junior subordinated debentures.

   In the event of:

  . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

  . any proceeding for the liquidation, dissolution or other winding-up of KeyCorp, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  .   any assignment by us for the benefit of creditors; or

  .   any other marshaling of our assets,

then all senior indebtedness (including any interest accruing after the commencement of any of the proceedings described above) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness (including any interest accruing after the commencement of any such proceedings) has been paid in full.

   In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

   The junior indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional senior indebtedness. As of March 31, 2003, we had approximately $17.2 billion of senior indebtedness outstanding.

Option to Extend Interest Payment Date

   If no debenture event of default has occurred or is continuing with respect to the junior subordinated debentures, we may, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, referred to as an "extension period." An extension period may not extend beyond the maturity of the junior subordinated debentures on July 30, 2033 and may not end on a date other than an interest payment date. No interest will be due and payable on the junior subordinated debentures until the end of the extension period unless the junior subordinated debentures are redeemed prior to such time.

   If the property trustee is the only registered holder of the junior subordinated debentures, we will give the administrative trustees, the property trustee and the junior trustee notice if we decide to defer interest payments on the junior subordinated debentures as specified in the terms of the junior subordinated debentures. The administrative trustees will then notify you of our decision to defer interest payments on the junior subordinated debentures. If the property trustee is not the only registered holder of the junior subordinated debentures, we will notify holders of the junior subordinated debentures and the junior trustee of our election to defer interest payments on the junior subordinated debentures. There is no limitation on the number of times that we may elect to begin an extension period, so long as we are not in default under the junior indenture. For more information on our option to extend any interest payment period on the junior subordinated debentures and the relation of such extension to payment of distributions on the trust preferred securities, see "Description of the Trust Preferred Securities--Deferral of Distributions" in this prospectus supplement.

Redemption

   We may redeem the junior subordinated debentures before their maturity:

  .   in whole, or in part, on or after July, 2008, or

  . in whole, but not in part, within 90 days upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined above under "Description of the Trust Preferred
      Securities--Redemption");

in each case at a redemption price equal to 100% of the principal amount of the junior subordinated debentures to be redeemed plus accrued and unpaid interest, including any additional interest as described below, to the redemption date. We will obtain regulatory approval to redeem the junior subordinated debentures, if then required to do so in order to obtain "Tier 1" capital treatment for the trust preferred securities under Federal Reserve Board guidelines.

   In the event of a Tax Event, we will pay any and all taxes, duties, assessments or governmental charges that may be owed by the Issuer Trust to the United States or any other taxing authority.

Additional Interest

   If a tax event has occurred while the property trustee holds any junior subordinated debentures and the Issuer Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Issuer Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Issuer Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Issuer Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Book-Entry and Settlement

   If the junior subordinated debentures are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer Trust as a result of the occurrence of a tax event, investment company event or capital treatment event, the junior subordinated debentures will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a "global security". Except under the limited circumstances described below, junior subordinated debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.

   Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders, as defined in the junior indenture, of such global security for any purpose under the junior indenture. A global security representing junior subordinated debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior indenture.

The Depositary

   If the junior subordinated debentures are distributed to holders of the trust preferred securities in liquidation of such holders' interests in the Issuer Trust, DTC will act as securities depositary for the junior subordinated debentures. As of the date of this prospectus supplement, the description in this prospectus supplement of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. KeyCorp may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" in this prospectus supplement.

   None of the Issuer Trust, we, the junior trustee, any paying agent or any other agent of KeyCorp or the junior trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services

   A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

  . the depositary notifies KeyCorp that it is unwilling or unable to continue as a depositary for such global security and no successor depositary has been appointed;

  . the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary has been appointed;

  . KeyCorp, in its sole discretion, determines that such global security shall be so exchangeable; or

  . a debenture event of default relating to the junior subordinated debentures then exists.

   Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Miscellaneous

   The junior indenture provides that we will pay all fees and expenses related to:

  . the offering of the trust preferred securities, trust common securities and the junior subordinated debentures;

  .   the organization, maintenance and dissolution of the Issuer Trust;

  .   the retention of the Issuer Trust trustees; and

  . the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

                           DESCRIPTION OF GUARANTEE

   The following, together with "Capital Securities and Related Instruments--Guarantees and Expense Agreements" in the accompanying prospectus, is a description of the material terms of the guarantee. If the description of the guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement.

   The following payments on the trust preferred securities (the "guarantee payments"), if not fully paid by the Issuer Trust, will be paid by KeyCorp under the guarantee, without duplication:

  . any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent the Issuer Trust has funds available to make the payment;

  . the redemption price for any trust preferred securities called for redemption, to the extent the Issuer Trust has funds available to make the payment; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than in connection with a distribution of the junior subordinated debentures to the holders of the trust preferred securities, the lesser of:

      (1) the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Issuer Trust has funds available to make the payment; and

      (2) the amount of assets of the Issuer Trust remaining available for distribution to holders of the trust preferred securities upon liquidation of the Issuer Trust.

   KeyCorp's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by KeyCorp to the holders of the trust preferred securities or by causing the Issuer Trust to pay the amounts to the holders.

   If KeyCorp does not make a required payment on the junior subordinated debentures, the Issuer Trust will not have sufficient funds to make the related payment on the trust preferred securities. The guarantee does not cover payments on the trust preferred securities when the Issuer Trust does not have sufficient funds to make these payments. If KeyCorp does not pay any amounts on the junior subordinated debentures when due, holders of the trust preferred securities will have to rely on the enforcement by the property trustee of the trustee's rights as registered holder of the junior subordinated debentures, or proceed directly against KeyCorp for payment of any amounts due on the trust preferred securities. KeyCorp's obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of KeyCorp's secured and senior debt, and rank on a parity with all other similar guarantees issued by KeyCorp.

              RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
             THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

   KeyCorp will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities to the extent the Issuer Trust has funds available for such payment, as described under "Description of Guarantee" above. No single document executed by KeyCorp will provide for the full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of the guarantee, the amended and restated trust agreement and the junior indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the trust preferred securities.

   As long as KeyCorp pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the trust preferred securities, primarily because:

  . the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the trust preferred securities and the trust common securities;

  . the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  . KeyCorp will pay for any and all costs, expenses and liabilities of the Issuer Trust, except withholding taxes and the Issuer Trust's obligations to holders of the trust preferred securities and the trust common securities; and

  . the amended and restated trust agreement provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

   A default or event of default under any senior debt of KeyCorp would not necessarily constitute a default or event of default under the trust preferred securities. However, if certain events of bankruptcy, insolvency or reorganization occur, the junior indenture provides that no payments may be made on the junior subordinated debentures until the senior debt has been paid in full. See "Description of the Junior Subordinated Debentures--Subordination" in this prospectus supplement. See also "Capital Securities and Related Instruments--Relationship Among the Capital Securities and the Related Instruments" in the accompanying prospectus.

              SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following supplements the discussion under "U.S. Federal Income Tax Considerations" in the accompanying prospectus.

   Under recently enacted legislation, capital gain recognized by a non-corporate U.S. holder prior to January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held for more than one year. Payments that constitute dividends for U.S. federal income tax purposes are also subject to a lower rate of tax (generally 15%) than other ordinary income for certain individual U.S. holders as a result of this legislation. Because income on the trust preferred securities will constitute interest or OID, U.S. holders of the trust preferred securities will not be entitled to the preferential tax rate generally applicable to payments of dividends.

                       SUPPLEMENTAL ERISA CONSIDERATIONS

   The following supplements the discussion under "ERISA Considerations" in the accompanying prospectus.

   If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the trust preferred securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

   A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons, should also consider whether an investment in the trust preferred securities could result in a prohibited transaction. ERISA and the Code, prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Code with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Code and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

   The assets of the Issuer Trust would not be deemed to be "plan assets" of investing plans if the trust preferred securities are "publicly-offered securities"--that is, they are:

  . widely held, i.e., owned by more than 100 investors independent of the Issuer Trust and of each other;

  .   freely transferable; and

  . sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

   KeyCorp expects that the trust preferred securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the trust preferred securities will be held by at least 100 independent investors at the conclusion of the offering and that the trust preferred securities will be freely transferable. The trust preferred securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement relating to the trust preferred securities, the Issuer Trust has agreed to sell to each of the underwriters listed below, and each of the underwriters has severally agreed to purchase from the Issuer Trust, the respective number of trust preferred securities shown opposite its name below:

                                                         Number of Trust
    Underwriters                                       Preferred Securities
    ------------                                       --------------------
    Citigroup Global Markets Inc......................          .
    McDonald Investments Inc..........................          .
    Goldman, Sachs & Co...............................          .
                                                            ---------
       Total..........................................      7,000,000
                                                            =========

   The underwriting agreement provides that the obligations of the underwriters to purchase the trust preferred securities are subject to certain conditions and that, if any trust preferred securities are purchased by the underwriters under the underwriting agreement, all of the trust preferred securities agreed to be purchased by the underwriters under the underwriting agreement must be so purchased.

   We have been advised by the underwriters to offer the trust preferred securities initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain selected dealers (who may include the underwriters) at such public offering price less a concession not in excess of $0.. per trust preferred security. The underwriters or such selected dealers may reallow a commission to certain other dealers not to exceed $0.. per trust preferred security. After the initial public offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the underwriters.

   The following table summarizes the commissions to be paid by KeyCorp to the underwriters in connection with this offering.

                                                         Per
                                                   Trust Preferred
                                                      Security        Total
                                                   --------------- ------------
Public offering price.............................       $25       $175,000,000
Underwriting commissions to be paid by KeyCorp....       $ .       $          .
Proceeds (before expenses) to KeyCorp Capital V...       $25       $175,000,000

   Prior to this offering, there has been no public market for the trust preferred securities. We intend to apply to list the trust preferred securities on the New York Stock Exchange. If approved, trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial original issue date. In order to meet one of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriters have agreed to sell the trust preferred securities to a minimum of 400 beneficial owners.

   In order to facilitate the offering of the trust preferred securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the trust preferred securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the trust preferred securities for their own account. The underwriters can close out a short position by purchasing trust preferred securities in the open market. As an additional means of facilitating the offering of trust preferred securities, the underwriters may bid for and purchase these trust preferred securities in the open market to stabilize the price of these trust preferred securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing the trust preferred securities in the offering, if the syndicate repurchases previously distributed trust preferred securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the trust preferred securities above independent market levels or prevent or retard a decline in the market price of the trust preferred securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

   It is expected that delivery of the trust preferred securities will be made against payment therefor on or about the date specified in the second to last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the trust preferred securities. Under Rule 15(c)(6)(1) of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade trust preferred securities on the day of pricing or the next succeeding business day will be required, by virtue of the fact that the trust preferred securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

   To the extent permitted by applicable law and regulations, this prospectus supplement and the accompanying prospectus may be used by broker-dealer affiliates of KeyCorp, including, without limitation, McDonald Investments Inc., in connection with offers and sales of the trust preferred securities or in market-making transactions, including block positioning and block trades, at negotiated prices related to the prevailing market price at the time of sale, whether acting as principal or agent in such transactions. None of KeyCorp's broker-dealer affiliates, including, without limitation, McDonald Investments Inc., have any obligation to make a market in the trust preferred securities and any such affiliate may discontinue any market-making activities at any time without notice, at its sole discretion. Broker-dealers purchasing trust preferred securities from affiliates of KeyCorp, including, without limitation, McDonald Investments Inc., may be deemed to be underwriters as that term is defined in the Securities Act and subject to applicable prospectus delivery requirements.

   We have been advised by the underwriters that certain underwriters presently intend to make a market in the trust preferred securities; however, none of the underwriters is obligated to do so. Any such market-making may be discontinued at any time, for any reason and without notice. If any of the underwriters ceases to act as a market-maker for the trust preferred securities for any reason, there can be no assurance that another firm or person will make a market in the trust preferred securities. There can be no assurance that an active market for the trust preferred securities will develop or, if a market does develop, at what prices the trust preferred securities will trade.

   We estimate that our total expenses for this offering will be approximately $375,000.

   Certain underwriters or their affiliates have from time to time provided investment banking and/or financial advisory services to KeyCorp and its affiliates in the ordinary course of business, for which they have received customary fees, and they may continue to do so in the future.

   Because the NASD views the trust preferred securities as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

   A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters. The representatives may agree to allocate a number of trust preferred securities to underwriters for sale to their online brokerage account holders. The representatives will allocate trust preferred securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, trust preferred securities may be sold by the underwriters to securities dealers who resell trust preferred securities to online brokerage account holders.

   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

                            VALIDITY OF SECURITIES

   Richards, Layton & Finger, P.A., special Delaware counsel to us and the Issuer Trust, will pass upon certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the amended and restated trust agreement and the creation of the Issuer Trust. Our Associate General Counsel and Sullivan & Cromwell LLP, New York, New York, counsel for the underwriters, will each pass upon the validity of the guarantee and the junior subordinated debentures. Our Associate General Counsel will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law and upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Sullivan & Cromwell LLP will rely upon the opinion of our Associate General Counsel as to matters of Ohio law and upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Sullivan & Cromwell LLP regularly performs legal services for us and our subsidiaries.

   Sullivan & Cromwell LLP, as special tax counsel to us and the Issuer Trust, will pass upon certain matters relating to U.S. federal income tax considerations.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus supplement, in the accompanying prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2003 and 2002, incorporated by reference in this prospectus supplement and in the accompanying prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in our quarterly report on Form 10-Q for the quarter ended March 31, 2003, and incorporated by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-6300

[LOGO]

                                    KEYCORP

                                 $250,000,000

                              Capital Securities

                                      of

                               KEYCORP CAPITAL V
                              KEYCORP CAPITAL VI
                              KEYCORP CAPITAL VII

                       Guaranteed as described herein by

                                    KEYCORP

   The Issuer Trusts may offer and sell the capital securities listed above, in one or more offerings, up to a total dollar amount of $250,000,000 (or the equivalent in foreign currency or currency units). Capital securities are preferred securities representing preferred beneficial interests in the applicable Issuer Trust. We will describe specific terms of the capital securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

   KeyCorp's common stock is traded on the New York Stock Exchange under the symbol "KEY".

    See "Risk Factors" beginning on Page 8 for risks related to an investment in the Capital Securities.

   These securities have not been approved or disapproved by the SEC or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                               -----------------

                    This prospectus is dated June 12, 2002.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 About This Document......................................................   1

 Where You Can Find More Information......................................   2

 Summary of Offering......................................................   3

 Consolidated Earnings Ratios.............................................   8

 Forward-Looking Statements...............................................   9

 Risk Factors.............................................................  10

 KeyCorp..................................................................  14

 Use of Proceeds..........................................................  15

 Regulatory Considerations................................................  16

 The Issuer Trusts........................................................  17

 Capital Securities and Related Instruments...............................  19

    Junior Subordinated Debentures........................................  30

    Guarantees and Expense Agreements.....................................  43

    Relationship Among the Capital Securities and the Related Instruments.  46

 Issuance of Global Securities............................................  48

 Plan of Distribution.....................................................  50

 U.S. Federal Income Tax Considerations...................................  52

 ERISA Considerations.....................................................  56

 Validity of Securities...................................................  57

 Experts..................................................................  57

                              ABOUT THIS DOCUMENT

   This document is called a "prospectus", and it provides you with a general description of the capital securities the Issuer Trusts may offer. Each time an Issuer Trust sells capital securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

   Where appropriate, the applicable prospectus supplement will describe any special U.S. federal income tax considerations relevant to the securities being offered.

   KeyCorp, an Ohio corporation, and KeyCorp Capital V, KeyCorp Capital VI and KeyCorp Capital VII, each a statutory business trust created under the laws of the State of Delaware (separately each trust is also referred to as an "Issuer Trust" and together as the "Issuer Trusts"), have filed a registration statement with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, the Issuer Trusts may offer and sell the capital securities described in this prospectus, in one or more offerings, up to a total dollar amount of $250,000,000 (or the equivalent in foreign currencies or currency units).

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we", "us", "our", or similar references mean KeyCorp.

   Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's office. The SEC's web site and street address are provided under the heading "Where You Can Find More Information".

   When acquiring capital securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the capital securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

   The Issuer Trusts may sell capital securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the capital securities may be sold by an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates. If KeyCorp, directly or through agents, solicits offers to purchase the capital securities, KeyCorp reserves the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

   A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

   In this prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

   We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  .   Annual Report on Form 10-K for the year ended December 31, 2001;

  .   Quarterly Report on Form 10-Q for the period ended March 31, 2002;

  .   Current Report on Form 8-K dated April 17, 2002;

  .   Current Report on Form 8-K dated January 16, 2002; and

  .   Proxy Statement on Schedule 14A dated April 10, 2002.

   You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

      KeyCorp
      127 Public Square
      Cleveland, Ohio 44114-1306
      Attention: Investor Relations
      (216) 689-6300

   No separate financial statements of any Issuer Trust are included in this prospectus. KeyCorp and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures (as defined under the heading "The Issuer Trusts") of KeyCorp and issuing the trust securities. Furthermore, taken together, KeyCorp's obligations under each series of corresponding junior subordinated debentures, the junior indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see "The Issuer Trusts", "Capital Securities and Related Instruments", "Capital Securities and Related Instruments--Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Capital Securities and Related Instruments--Guarantees and Expense Agreements". In addition, KeyCorp does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.

                              SUMMARY OF OFFERING

   This summary highlights information contained in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the capital securities. You should read the entire prospectus and any prospectus supplement carefully, especially the risks of investing in the capital securities discussed under "Risk Factors" beginning on page 8.

KeyCorp....................... We are a bank holding company engaged primarily in the business of commercial and retail banking.
                               We are one of the nation's largest bank-based
                               financial services companies, with consolidated
                               total assets of $81.4 billion at March 31, 2002.
                               Our subsidiaries provide a wide range of retail
                               and commercial banking, commercial leasing,
                               investment management, consumer finance and
                               investment banking products and financial
                               services to corporate, individual and
                               institutional clients through three major
                               business groups: Key Consumer Banking, Key
                               Corporate Finance and Key Capital Partners. These
                               services are provided across much of the country
                               through full-service banking offices in 12
                               states, a telephone banking call center services
                               group and more than 2,300 automated teller
                               machines (ATMs) at March 31, 2002.

                               Our principal office and mailing address is at 127 Public Square, Cleveland, Ohio 44114-1306.
                               Our telephone number is (216) 689-6300.

Issuer Trusts................. Each Issuer Trust is a Delaware statutory business trust created solely for the purpose of
                               issuing capital securities to investors and trust
                               common securities to us and investing the
                               proceeds in an equivalent amount of our junior
                               subordinated debentures. The corresponding junior
                               subordinated debentures will be the sole assets
                               of each Issuer Trust. Each Issuer Trust has its
                               principal office and mailing address at c/o
                               KeyCorp,127 Public Square, Cleveland, Ohio,
                               44114-1306, and the telephone number for each is
                               (216) 689-6300.

Capital Securities Offered.... The Issuer Trusts may offer and sell capital securities, in one or more offerings, up to a
                               total dollar amount of $250,000,000. Capital
                               securities represent
                               preferred beneficial interests in the Issuer
                               Trust that sold them. The specific terms of the
                               capital securities will be set forth in
                               supplements to this prospectus.

Liquidation Amount............ $1,000 per capital security, or such other amount as set forth in the applicable prospectus
                               supplement.

Distributions................. Distributions on the capital securities will be payable at a rate specified in the applicable
                               prospectus supplement, and will be payable on the
                               dates specified in the applicable prospectus
                               supplement. The amount of distributions payable
                               for any period will be computed on the basis of a
                               360-day year of twelve 30 day months unless
                               otherwise specified in the applicable prospectus
                               supplement. The revenue available for each Issuer
                               Trust for distribution to holders of its capital
                               securities will be limited to payments under the
                               corresponding junior subordinated debentures,
                               which the Issuer Trust will acquire with the
                               proceeds from the issuance and sale of its trust
                               securities.

Deferral of distributions..... We may defer interest payments on the junior subordinated debentures for up to the number of
                               consecutive periods specified in the applicable
                               prospectus supplement. If we defer interest
                               payments, the Issuer Trust also will defer the
                               payment of distributions on the capital
                               securities. During any extension period, your
                               distributions will continue to accrue, and
                               interest on the unpaid distributions will
                               compound quarterly. During any extension period,
                               you will be required to accrue interest income
                               and include it in your gross income for U.S.
                               federal income tax purposes, even if you are a
                               cash basis taxpayer.

Ranking....................... Except as described below under "Capital
                               Securities and Related Instruments--Subordination
                               of Trust Common Securities," the capital
                               securities of an Issuer Trust will rank on a
                               parity, and payments on them will be made pro
                               rata, with the trust common securities of that
                               Issuer Trust. Legal title to the corresponding
                               junior subordinated debentures will be held and
                               administered by the property trustee in trust for
                               the benefit of the holders of the related capital
                               securities and trust common securities.

Redemption.................... Each Issuer Trust must redeem the capital securities and trust common securities:

                               (1) in whole or in part, upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, except as provided in the prospectus or the applicable prospectus supplement; and

                             (2) in whole (but not in part) if we elect to redeem the corresponding junior subordinated debentures in whole (but not in part) at any time upon the occurrence of:

                               . changes in U.S federal income tax laws or regulations that could have adverse tax consequences for us or the Issuer Trust, or

                               . changes that could prevent us from treating an amount equal to the liquidation amount of the capital securities as "Tier 1" capital for purposes of the applicable Federal Reserve capital adequacy guidelines, or

                               . changes that would require the Issuer Trust to be registered as an "investment company" under the

                               .   Investment Company Act.

                             In either case, the redemption price for the capital securities will equal the total liquidation amount of the capital securities being redeemed plus accumulated but unpaid distributions on the capital securities being redeemed. If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities, based upon the relative liquidation rights of these classes.

                             Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

                             See "Capital Securities and Related
                             Instruments--Redemption or Exchange" and "Capital Securities and Related Instruments--Redemption Procedures" for further information relating your rights upon redemption of the corresponding junior subordinated debentures.

Liquidation distribution...... We may dissolve any Issuer Trust at any time with the prior approval of the Federal Reserve, if
                               then required. If we dissolve an Issuer Trust,
                               the Issuer Trust will distribute the junior
                               subordinate debentures to you in exchange for the
                               capital securities. If the exchange is determined
                               by the property trustee not to be practical, the
                               holders of capital securities will be entitled to
                               receive an amount equal to the aggregate of the
                               liquidation amount plus any accrued and unpaid
                               distributions. In all cases, however,
                               distributions will be made only to the extent of
                               the Issuer Trust's assets that are available
                               after satisfaction of all liabilities to
                               creditors.

Guarantee..................... Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust's
                               capital securities will be a guarantee on a
                               subordinated basis with respect to the related
                               capital securities but will not guarantee payment
                               of distributions or amounts payable on redemption
                               or liquidation of such capital securities when
                               the related Issuer Trust does not have funds on
                               hand available to make such payments. See
                               "Capital Securities and Related
                               Instruments--Guarantees and Expense Agreements"
                               for further detail.

Use of proceeds............... Each Issuer Trust will use the proceeds from any offering to purchase the junior subordinated
                               debentures issued by us. We expect to use the net
                               proceeds from the sale of the junior subordinated
                               debentures to the Issuer Trusts for general
                               corporate purposes, which may include: reducing
                               or refinancing existing debt;

                                 .   repurchasing existing capital securities;

                                 .   investments at the holding company level;

                                 . investing in, or extending credit to, our operating subsidiaries;

                                 .   possible acquisitions;

                                 .   stock repurchases; and

                                 .   other purposes as described in any
                                     prospectus supplement.

                               Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

Book-entry issuance only...... The capital securities will be represented by a global security that will be deposited with and
                               registered in the name of The Depository Trust
                               Company or its nominee.

                               This means that, except in limited circumstances, you will not receive a certificate for the capital securities.

Listing....................... We intend to list the capital securities on the
                               New York Stock Exchange. If listed, trading of
                               the capital securities on the New York Stock
                               Exchange is expected to commence within 30 days
                               of the initial delivery of the capital securities.

                         CONSOLIDATED EARNINGS RATIOS

   The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2001 and for each of the three-month periods ended March 31, 2002 and 2001.

   For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and extraordinary items, plus fixed charges by fixed charges. Fixed charges consist of:

  . consolidated interest expense, excluding or including interest on deposits, as the case may be; and

  . that portion of rental expense which is deemed representative of the interest factor, net of income from subleases.

                                                 Three Months
                                                    Ended
                                                  March 31,     Years Ended December 31,
                                                 -----------  -----------------------------
                                                 2002   2001  2001  2000  1999  1998  1997
                                                 -----  ----- ----- ----- ----- ----- -----
Ratios of earnings to fixed charges
   Excluding deposit interest................... 2.52x  1.78x 1.19x 1.83x 2.02x 1.97x 2.24x
   Including deposit interest................... 1.67x  1.38x 1.09x 1.42x 1.57x 1.51x 1.53x

Ratios of earnings to combined fixed charges and
  preferred stock dividends
   Excluding deposit interest................... 2.52x  1.78x 1.19x 1.83x 2.02x 1.97x 2.24x
   Including deposit interest................... 1.67x  1.38x 1.09x 1.42x 1.57x 1.51x 1.53x

                          FORWARD-LOOKING STATEMENTS

   This prospectus and each prospectus supplement contains or incorporates statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "forecast", "projected", "intends to" or other similar words. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus, the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

   Our actual results, performance or achievements could be significantly different from the results expressed in or implied by any forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures on financial institutions may increase significantly; (2) changes in the interest rate environment may reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions are inherently uncertain; (4) general economic conditions, either national or in the states in which we do business, may be less favorable than expected; (5) political developments, wars or other hostilities may cause disruption or movements in securities markets or other economic conditions; (6) legislative or regulatory changes may adversely affect the businesses in which we are engaged; and (7) changes and trends in the securities markets. You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See "Where You Can Find More Information".

                                 RISK FACTORS

   An investment in the capital securities involves a number of risks, some of which relate to the terms of the capital securities or the junior subordinated debentures and others of which relate to KeyCorp and its business. You should carefully review the following information about these risks together with other information contained in this prospectus and in documents incorporated by reference in this prospectus before deciding whether this investment is suitable for you.

You are making an investment decision with regard to the junior subordinated debentures as well as the capital securities.

   Each Issuer Trust will rely on the payments it receives on the corresponding junior subordinated debentures to fund all payments on the capital securities. In addition, each Issuer Trust may distribute the corresponding junior subordinated debentures in exchange for the capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.

Payments on the capital securities are dependent on our payments on the junior subordinated debentures.

   The ability of the Issuer Trusts timely to pay distributions on the capital securities and to pay the liquidation amount is dependent upon our making the related payments on the junior subordinated debentures when due.

   If we default on our obligation to pay principal of or interest on the junior subordinated debentures, the Issuer Trusts will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of such trust under the corresponding junior subordinated debentures. For more information, please refer to "Capital Securities and Related Instruments--Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" and "Capital Securities and Related Instruments--Relationship Among the Capital Securities and the Related Instruments--Enforcement Rights of Holders of Capital Securities".

Our obligations will be deeply subordinated, and we will pay our other debt obligations before we pay you.

   Our obligations under the guarantee and under the junior subordinated debentures will be unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness, which includes nearly all of our existing indebtedness, other than a total of approximately $1.27 billion of junior subordinated debentures previously issued to our other subsidiary trusts. For further information regarding our existing indebtedness, see "Capital Securities and Related Instruments--Junior Subordinated Debentures--Subordination of Junior Subordinated Debentures".

   Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures and the guarantee should look only to our assets for payments on the junior subordinated debentures and the guarantee.

   Neither the junior indenture governing the junior subordinated debentures nor the amended trust agreement and the guarantee relating to the capital securities will place any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.

You will not receive timely distributions if we elect to defer payments.

   Unless otherwise provided in the applicable prospectus supplement, we may defer the payment of interest on the junior subordinated debentures at any time up to a number of consecutive interest periods that is specified in the applicable prospectus supplement, provided that (1) no extension period may extend beyond the stated maturity date and (2) we are not in default under the junior indenture governing the junior subordinated debentures. If there is a deferral, the Issuer Trust also will defer distributions on the capital securities. During an extension period, your distributions will continue to accrue, and interest on the unpaid distributions will compound quarterly.

   At the end of any extension period and the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. For further information on our option to defer payments, see "Capital Securities and Related Instruments--Junior Subordinated Debentures--Option to Defer Interest Payments".

If we elect to defer interest payments, you will have to include interest in your taxable income before you receive the money.

   During an extension period, you would be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the junior subordinated debentures held by an Issuer Trust, even if you are a cash basis taxpayer. As a result, you would need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also would not receive the cash related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see "U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities".

The market price of the capital securities may not reflect unpaid interest, and you may suffer a loss if you sell them while interest remains unpaid.

   Because of our right to defer interest payments on the junior subordinated debentures, the market price of the capital securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the capital securities may decline. Accordingly, the capital securities that you purchase, whether in an offering made pursuant to a prospectus supplement or in the secondary market, or the junior subordinated debentures that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.

   If you dispose of your capital securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any year. For further information on tax consequences, see "U.S. Federal Income Tax Considerations--Sale or Redemption of Capital Securities".

We may redeem the junior subordinated debentures upon the occurrence of specified tax or regulatory events.

   We may redeem the junior subordinated debentures in whole at any time within 90 days following the occurrence of specified tax or regulatory events, including:

  . any change in tax laws or regulations that poses a substantial risk that the capital securities might lose their special tax treatment; and

  . any change in laws or regulations that poses a substantial risk that we will not be able to treat the capital securities as "Tier 1" capital for purposes of the Federal Reserve capital adequacy guidelines; and

  . any change in laws or regulations that poses a substantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act.

   If we redeem the junior subordinated debentures, the Issuer Trust will be required to redeem the capital securities.

   We will need the prior approval of the Federal Reserve to make a redemption, if then required under applicable Federal Reserve capital guidelines or policies. For further information on redemption, see "Capital Securities and Related Instruments--Junior Subordinated Debentures--Redemption" and "--Conversion or Exchange".

Each Issuer Trust may distribute the junior subordinated debentures in exchange for the capital securities, which could affect the market price and could be a taxable event.

   We may dissolve any Issuer Trust at any time. After satisfying its liabilities to its creditors, the Issuer Trust may distribute the junior subordinated debentures to the holders of the capital securities. We will not dissolve any Issuer Trust without the prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. For further information, see "Description of Capital Securities--Liquidation Distribution Upon Dissolution".

   We cannot predict the market prices for capital securities or for junior subordinated debentures that may be distributed in exchange for capital securities. Accordingly, the capital securities, or the junior subordinated debentures that you may receive on liquidation of an Issuer Trust, may trade at a discount to the price that you paid to purchase the capital securities.

   Under current U.S. federal income tax law and assuming, as we expect, that the amended and restated trust agreement will contain substantially identical terms as the form of amended and restated trust agreement attached as an exhibit to this prospectus, and each Issuer Trust will not be classified as an association taxable as a corporation, you should not be taxed if we dissolve the trust and the trust distributes junior subordinated debentures to you. However, if an Issuer Trust were to become taxed on the income received or accrued on the junior subordinated debentures due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the junior subordinated debentures by the trust. For further information, see "U.S. Federal Income Tax Considerations--Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Issuer Trusts".

Investors will not control the administration of the Issuer Trusts and will have limited voting rights.

   We will hold all the common securities of each Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and removal of the administrative trustees. The capital securities, on the other hand, will generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of the capital securities or the junior subordinated debentures, the acceleration of payments and other matters described in this prospectus. For further information, see "Capital Securities and Related Instruments--Voting Rights; Amendment of Each Trust Agreement".

Listing of the capital securities does not guarantee their liquidity or full value.

   We intend to apply to list the capital securities on the NYSE. If listed, trading of the capital securities on the NYSE is expected to commence within 30 days of the initial delivery of the capital securities. Although we expect the underwriters to make a market in the capital securities prior to commencement of trading on the NYSE, they are not obligated to do so. They may also discontinue these market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the capital securities.

   The capital securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the junior subordinated debentures. See "U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the capital securities.

                                    KEYCORP

   KeyCorp, organized in 1958 under the laws of the state of Ohio, is headquartered in Cleveland, Ohio. We have elected to be a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. At March 31, 2002, we were one of the nation's largest bank-based financial services companies with consolidated total assets of $81.4 billion. Our subsidiaries provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through three major business groups: Key Consumer Banking, Key Corporate Finance and Key Capital Partners. As of March 31, 2002, these services were provided across much of the country through subsidiaries operating 911 full-service banking offices in 12 states, a telephone banking call center services group and more than 2,300 ATMs. We and our subsidiaries had 21,076 full-time equivalent employees as of March 31, 2002.

   In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through our subsidiary banks, trust company and registered investment adviser subsidiaries, we provide investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high-net-worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established for providing pension, vacation or other benefits to employees).

   We provide other financial services both inside and outside of our primary banking markets through our nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage and other financial services. We are an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

                                USE OF PROCEEDS

   We expect to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include:

  .   reducing or refinancing existing debt;

  .   repurchasing outstanding capital securities;

  .   investments at the holding company level;

  .   investing in, or extending credit to, our operating subsidiaries;

  .   possible acquisitions;

  .   stock repurchases; and

  .   other purposes as described in any prospectus supplement.

   Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

   We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

   Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

                           REGULATORY CONSIDERATIONS

   We are extensively regulated under both federal and state law. As a bank holding company, KeyCorp is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. Under the BHCA, bank holding companies may not, in general, directly or indirectly acquire the ownership or control of more than 5% of the voting shares, or substantially all of the assets, of any bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in commercial or industrial activities. KeyCorp's banking subsidiaries are also subject to extensive regulation, supervision and examination by applicable Federal banking agencies. KeyCorp operates two full-service, FDIC-insured national bank subsidiaries, KeyBank National Association ("KeyBank") and Key Bank USA, National Association ("KeyBank USA"), and one national bank subsidiary whose activities are limited to those of a fiduciary. All of KeyCorp's national bank subsidiaries and their subsidiaries are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC"). Because the deposits in KeyBank and KeyBank USA are insured (up to applicable limits) by the FDIC, the FDIC also has certain regulatory and supervisory authority over both banking subsidiaries.

   KeyCorp also has other financial services subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self-regulatory organizations. For example, KeyCorp's brokerage and asset management subsidiaries are subject to supervision and regulation by the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. or the New York Stock Exchange and state securities regulators; KeyCorp's insurance subsidiaries are subject to regulation by the insurance regulatory authorities of the various states. Other nonbank subsidiaries of KeyCorp are subject to other laws and regulations of both the federal government and the various states in which they are authorized to do business.

   Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

                               THE ISSUER TRUSTS

   The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

  .   the capital securities to be issued by each Issuer Trust;

  . the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

  .   our guarantees for the benefit of the holders of the capital securities;
      and

  . the relationship among the capital securities, the corresponding junior subordinated debentures, the expense agreements and the guarantees.

   Each Issuer Trust is a statutory business trust created under Delaware law pursuant to:

  . a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

  .   a certificate of trust filed with the Delaware Secretary of State.

Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

   Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call "capital securities". In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to KeyCorp, which we call "trust common securities". All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the "trust securities".

   Each Issuer Trust exists for the exclusive purposes of:

  .   issuing and selling its trust securities;

  . using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

  . engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the "corresponding junior subordinated debentures". The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust's capital securities, which we call the "related capital securities".

   Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

   Each Issuer Trust will also be a party to an expense agreement with KeyCorp. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

   The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See "Capital Securities and Related Instruments--Subordination of Trust Common Securities". We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

   Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

   Under certain circumstances, we may dissolve an Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

   Generally, we need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to dissolve one or more of the Issuer Trusts. A more detailed description is provided under the heading "Capital Securities and Related Instruments--Liquidation Distribution Upon Dissolution".

   Unless otherwise specified in the applicable prospectus supplement:

  . each Issuer Trust will have a term of approximately 31 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

  . each Issuer Trust's business and affairs will be conducted by its trustees;

  . the trustees will be appointed by us as holder of the trust common securities;

  . the trustees for each Issuer Trust will be Deutsche Bank Trust Company Americas, as property trustee and Deutsche Bank Trust Company Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with KeyCorp. These trustees are also referred to as the "Issuer Trust trustees". Deutsche Bank Trust Company Americas, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Deutsche Bank Trust Company Americas will also act as trustee under the guarantees and the junior indenture. See "Capital Securities and Related Instruments--Guarantees and Expense Agreements" and "Capital Securities and Related Instruments--Junior Subordinated Debentures";

  . if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holders of a majority in liquidation amount of the related capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

  . under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

  . the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

  . we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

   The principal executive office of each Issuer Trust is 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

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                  CAPITAL SECURITIES AND RELATED INSTRUMENTS

   The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The applicable prospectus supplement will set forth the title of the capital securities. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

   Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading "--Subordination of Trust Common Securities". Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

   Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

   The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under "--Subordination of Trust Common Securities". Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

   The trustees for each Issuer Trust will be Deutsche Bank Trust Company Americas, as property trustee and Deutsche Bank Trust Company Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with KeyCorp.

   Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust's capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Capital Securities and Related Instruments--Guarantees and Expense Agreements".

Distributions

   Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement) and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a "distribution date". A "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the junior trustee is closed for business.

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

   Each Issuer Trust's capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "distributions" as used in this summary includes these additional distributions unless otherwise stated.

   If an extension period occurs with respect to the corresponding junior subordinated debentures, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See "Capital Securities and Related
Instruments--Junior Subordinated Debentures--Option to Defer Interest Payments".

   The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See "Capital Securities and Related Instruments--Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures". If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading "Capital Securities and Related Instruments--Guarantees and Expense Agreements".

   Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading "Issuance of Global Securities". In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

   Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See "Capital Securities and Related Instruments--Junior Subordinated Debentures--Redemption". If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

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

   We will have the right to redeem any series of corresponding junior subordinated debentures:

  . on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

  . at any time, in whole (but not in part), upon the occurrence of a tax event, an investment company event or capital treatment event; or

  .   as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

   Distribution of Corresponding Junior Subordinated Debentures. Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.

   Tax Event, Investment Company Event or Capital Treatment Event Redemption. If a tax event, investment company event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event, investment company event or capital treatment event. If a tax event, investment company event or capital treatment event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to dissolve and liquidate the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

   The term "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

   The term "like amount" means:

  . with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount (as defined below) equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

  . with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

   The term "liquidation amount" means the stated amount per trust security of $1,000 (or another stated amount set forth in the applicable prospectus supplement).

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

   After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

  . the series of related capital securities will no longer be deemed to be outstanding;

  . The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see "Issuance of Global Securities") or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

  . any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

   Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.

   There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

   Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also "--Subordination of Trust Common Securities".

   If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See "Issuance of Global Securities". If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under "Capital Securities and Related Instruments--Guarantees and Expense Agreements", distributions on the capital securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

   Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

   Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

   If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

   Payment of distributions on, and the redemption price of, each Issuer Trust's capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date a debenture event of default has occurred and is continuing as a result of any failure by us to pay any

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

amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust's trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust's outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust's outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the Issuer Trust's capital securities then due and payable.

   In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust's trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust's trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

   Pursuant to each trust agreement, each Issuer Trust will dissolve on the first to occur of:

  .   the expiration of its term;

  . certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

  . the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we have given written direction to the property trustee to terminate the Issuer Trust (subject to KeyCorp's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies). Such written direction by us is optional and solely within our discretion;

  . redemption of all of such Issuer Trust's capital securities as described under "--Redemption or Exchange--Mandatory Redemption"; and

  . the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

   If an early termination occurs as described in the first, second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the property trustee not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the "liquidation distribution"). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust's trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

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

Events of Default; Notice

   The following events will be "events of default" with respect to capital securities issued under each trust agreement:

  . any debenture event of default (see "Capital Securities and Related Instruments--Junior Subordinated Debentures--Events of Default");

  . default for 30 days by the Issuer Trust in the payment of any distribution;

  . default by the Issuer Trust in the payment of any redemption price of any trust security;

  . failure by the Issuer Trust trustees for 60 days in performing any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

  . bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

   Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust's capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

   We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

   If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See "--Liquidation Distribution Upon Dissolution". The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Issuer Trust Trustees

   Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

   Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone will have power to make this appointment.

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

Merger or Consolidation of Issuer Trust Trustees

   Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

   An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described under "--Liquidation Distribution Upon Dissolution". An Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

  .   the successor entity either:

     . expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

     . substitutes for the capital securities other securities having substantially the same terms as the capital securities (referred to as the "successor securities") so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

  . the successor entity has a purpose substantially identical to that of the Issuer Trust;

  . prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

     . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect; and

     . following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

  . we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

   Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation,

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

amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

   There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of KeyCorp, nor are there any provisions that require the repurchase of any capital securities upon a change in control of KeyCorp.

Voting Rights; Amendment of Each Trust Agreement

   Except as provided below and under "Capital Securities and Related Instruments--Guarantees and Expense Agreements--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

   Each trust agreement may be amended from time to time by us, without the consent of the holders of the capital securities:

  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

  . to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

     . will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding; or

     . will not be required to register as an "investment company" under the Investment Company Act,

provided that:

  . no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

  . any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

   Each trust agreement may be amended by us with:

  . the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

  . receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  . restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

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

   So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

  .   waive any past default that is waivable under the junior indenture;

  . exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

  . consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

  . the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

  . the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

   Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

   No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

   Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

   Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading "Issuance of Global Securities".

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

Payment and Paying Agency

   Payments in respect of capital securities will be made to DTC as described under "Issuance of Global Securities". If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

   Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

   Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an "investment company" required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of KeyCorp for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.

   Holders of the capital securities have no preemptive or similar rights.

   No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                                      29

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                        Junior Subordinated Debentures

   The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under this indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

   The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, dated as of December 4, 1996, as supplemented from time to time, between KeyCorp and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as trustee. This indenture is referred to as the "junior indenture" and the related trustee is referred to as the "junior trustee". Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our senior debt, including the senior debt securities and the subordinated debt securities. See "--Subordination of Junior Subordinated Debentures". We are a non-operating holding company and almost all of the operating assets of KeyCorp and its consolidated subsidiaries are owned by such subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of junior subordinated debentures' ability to benefit indirectly from that distribution, would be subject to prior creditor's claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to the assets of KeyCorp for payments on the junior subordinated debentures. Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of KeyCorp, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See "--Subordination of Junior Subordinated Debentures" and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

   The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

   The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

  .   the title of the junior subordinated debentures;

  . any limit upon the aggregate principal amount of the junior subordinated debentures;

  . the date or dates on which the principal of the junior subordinated debentures must be paid;

  . the interest rate or rates, if any, applicable to the junior subordinated debentures;

  .   the dates on which any such interest will be payable;

  .   our right, if any, to defer or extend an interest payment date;

  . the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

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

  . the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under "--Denominations, Registration and Transfer", the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

  . any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at our option;

  . the obligation or the right, if any, of KeyCorp to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  . the denominations in which any junior subordinated debentures will be issued, if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof;

  . if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and additional interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

  . any additions, modifications or deletions in the events of default under the junior indenture or covenants of KeyCorp specified in the junior indenture with respect to the junior subordinated debentures;

  . if other than the principal amount, the portion of the junior subordinated debentures' principal amount that will be payable upon declaration of acceleration of the maturity thereof;

  . any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  . any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

  . the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

  . whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

  .   the appointment of any paying agent or agents;

  . the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into other securities or property of KeyCorp;

  . the form of trust agreement, amended and restated trust agreement, guarantee agreement and expense agreement, if applicable;

  . the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of KeyCorp in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

  . any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.

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

   Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the junior trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

   Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

   If the purchase price of any of the junior subordinated debentures is payable in whole or in part in any currency other than U.S. dollars or if any junior subordinated debentures are denominated in whole or in part in any currency other than U.S. dollars, if the principal of, premium, if any, or interest on the junior subordinated debentures are to be payable in one or more foreign currencies or currency units, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the junior subordinated debentures, or if any junior subordinated debentures are issued in bearer form, mature more than 30 years after the issue date, contain any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into other securities or property of KeyCorp, or contain any obligation or right of KeyCorp to redeem, purchase or repay the junior subordinated debentures (other than a redemption of 100% of the outstanding junior subordinated debentures then outstanding following the occurrence of a tax event, capital treatment event or investment company event), then the restrictions, elections, material U.S. federal income tax consequences, specific terms and other information with respect to that series of junior subordinated debentures and the foreign currencies or currency units will be described in the applicable prospectus supplement.

   The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

   The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See "--Consolidation, Merger, Sale of Assets and Other Transactions" below for a more detailed discussion. The junior indenture provides that we and the junior trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See "--Modification of the Junior Indenture" below for a more detailed discussion.

Denominations, Registration and Transfer

   Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. See "Issuance of Global Securities". Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

   Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable

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prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

   In the event of any redemption, neither we nor the junior trustee will be required to:

  . issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

  . transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

   If provided in the applicable prospectus supplement, so long as no debenture event of default (as defined below) has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an "extension period", subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures.

   As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not, and may not permit any subsidiary to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  . make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

     . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

     . as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of KeyCorp) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

     . the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

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

     . any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights in accordance with any stockholders' rights plan; or

     . any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

   Prior to the termination of any applicable extension period, we may further defer the payment of interest.

   This covenant will also apply if:

  . we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, and

  . if the junior subordinated debentures are held by an Issuer Trust, we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

Redemption

   Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

   Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, each junior subordinated debenture may be redeemed in part but only in the amount of $1,000 or integral multiples thereof. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest (including additional interest) to the redemption date, plus 100% of the principal amount.

   Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures, an investment company event (as defined below) or a capital treatment event (as defined below) has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

   A "capital treatment event" means our determination, based on an opinion of counsel experienced in such matters (who may be an employee of KeyCorp or any of its affiliates), that as a result of:

  . any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

  . any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued,

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

there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as "Tier 1 Capital" for purposes of the applicable Federal Reserve capital adequacy guidelines as then in effect.

   An "investment company event" means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

   A "tax event" means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

  . the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

  . interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

  . the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   As used above, the term "tax change" means any of the following:

  . any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

  . any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

   We may modify or amend the junior indenture with the consent of the junior trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the

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consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected, we may not:

  . change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

  . reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

  . change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any junior subordinated debenture is payable;

  . impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

  . reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

  . modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

  . no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

  . where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

   We may, with the junior trustee's consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

   The following events will be "debenture events of default" with respect to each series of junior subordinated debentures:

  . default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

  . default in any principal or premium payment on any security of that series at maturity;

  . failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

     .   we are given written notice by the junior trustee; or

     . the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the junior trustee;

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

  .   our bankruptcy, insolvency or reorganization; or

  .   any other event of default provided for that series.

   The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee. The junior trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the junior trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The holders of a majority of the outstanding junior subordinated debentures may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the holders of a majority of the outstanding junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

   The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the junior trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the junior trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

Enforcement of Certain Rights by Holders of Capital Securities

   If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a "direct action"). We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

   The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See "Capital Securities and Related Instruments--Events of Default; Notice".

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Consolidation, Merger, Sale of Assets and Other Transactions

   The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

  . the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and
      (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture; and

  . immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture.

   The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

   The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the junior trustee for cancellation:

  .   have become due and payable;

  .   will become due and payable at their stated maturity within one year; or

  . are to be called for redemption within one year under arrangements satisfactory to the junior trustee for the giving of notice of redemption by the junior trustee;

and we deposit or cause to be deposited with the junior trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the junior trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

   If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder's option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

   If at any time KeyCorp or its affiliate is the owner or holder of any capital securities, then effective on any distribution date, KeyCorp or such affiliate will have the right to deliver to the property trustee all or a portion of the capital securities in exchange for a corresponding amount of junior subordinated debentures.

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

Subordination of Junior Subordinated Debentures

   The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior indebtedness (as defined below). If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

   As used in this section, the term "senior indebtedness" means:

  . "senior debt", which means any of our obligations to our creditors, whether now outstanding or incurred in the future, other than (1) any obligation as to which, in the instrument creating or evidencing the obligation or under which the obligation is outstanding, it is provided that the obligation is not senior debt and (2) trade accounts payable and accrued liabilities arising in the ordinary course of business; and

  . the amounts necessary to pay all principal of, and premium, if any, and interest, if any, on "senior subordinated debt" in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such senior subordinated debt but for the fact that such senior subordinated debt is subordinate, pari passu or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

   "Senior subordinated debt" means any of our obligations to our creditors, whether now outstanding or incurred in the future, where the instrument creating or evidencing the obligation or under which the obligation is outstanding, provides that it is subordinate and junior in right of payment to senior debt. Senior subordinated debt includes our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordinated terms, but does not include:

  .   the junior subordinated debentures described in this prospectus;

  . our 7.826% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 4, 1996;

  . our 8.250% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on December 30, 1996;

  . our Floating Rate Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on June 25, 1998;

  . our 6.875% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on March 17, 1999;

  . our 7.750% Junior Subordinated Deferrable Interest Debentures issued to a subsidiary trust on July 15, 1999; or

  . any subordinated debt securities issued in the future with substantially similar subordinated terms.

   Senior indebtedness does not include senior subordinated debt or the junior subordinated debentures.

   In the event of:

  . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

  . any proceeding for the liquidation, dissolution or other winding up of KeyCorp, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

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

  .   any assignment by us for the benefit of creditors; or

  .   any other marshaling of our assets,

then all senior indebtedness (including any interest accruing after the commencement of any of the proceedings described above) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness (including any interest accruing after the commencement of any such proceedings) has been paid in full.

   In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

   The junior indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional senior indebtedness. As of March 31, 2002, we had approximately $17.6 billion of senior indebtedness outstanding.

Trust Expenses

   Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a termination of the Issuer Trust.

Governing Law

   The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

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Information Concerning the Junior Trustee

   The junior trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the junior trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The junior trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debentures

   The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust's capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of debenture events of default, as described under "--Modification of the Junior Indenture" and "--Events of Default", unless provided otherwise in the prospectus supplement for such related capital securities.

   Unless otherwise specified in the applicable prospectus supplement, if a tax event, capital treatment event or investment company event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, capital treatment event or investment company event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See "Capital Securities and Related Instruments--Redemption or Exchange--Distribution of Corresponding Junior Subordinated Debentures" for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

   We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

  . the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

  . a tax event in respect of such Issuer Trust has occurred and is continuing; and

  . we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

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

we will pay to the Issuer Trust these additional sums (as defined under "Capital Securities and Related Instruments--Redemption or Exchange"). We also have agreed, as to each series of corresponding junior subordinated debentures:

  . to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities; or

  . not to voluntarily terminate, wind up or liquidate any Issuer Trust, except:

     . in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

     . in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

      in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies; and

  . to use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.


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                       Guarantees and Expense Agreements

   The following description summarizes the material provisions of the guarantees and the agreements as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee and each expense agreement, including the definitions therein, and the Trust Indenture Act. The form of the guarantee and the expense agreement has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee or expense agreement relates. Whenever particular defined terms of the guarantees or expense agreements are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

The Guarantees

   A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. Deutsche Bank Trust Company Americas will act as indenture trustee (referred to below as the "guarantee trustee") under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust's capital securities.

   We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the "guarantee payments"), will be subject to the related guarantee:

  . any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

  . any redemption price required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

  . upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

     .   the liquidation distribution for the capital securities; and

     . the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

   Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust's obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See "--Status of the Guarantees".

   If and to the extent we do not make payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to make payments on the capital securities and will not have funds available to do so. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate

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

and junior in right of payment to all of our senior debt. See "--Status of the Guarantees". Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

   We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust's obligations under its related capital securities. See "Capital Securities and Related Instruments--Relationship Among the Capital Securities and the Related Instruments".

Status of the Guarantees

   Each guarantee will constitute an unsecured obligation of ours and will be subordinated in right of payment to all of our senior debt in the same manner as corresponding junior subordinated debentures.

   Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

   Because we are a holding company, our obligations under each guarantee, like our obligations under the corresponding junior subordinated debentures, will also be effectively subordinated to all existing and future liabilities of our bank subsidiaries and any other subsidiaries we may have. See "Capital Securities and Related Instruments--Junior Subordinated
Debentures--Subordination of Junior Subordinated Debentures".

Amendments and Assignment

   Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of a majority of the related outstanding capital securities. The manner of obtaining any such approval will be as described under "Capital Securities and Related Instruments--Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation involving us that is permitted under the terms of the junior indenture.

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

Events of Default

   An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the related capital securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

   We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantees

   Each guarantee will terminate and be of no further force and effect upon:

  .   the guarantee payments having been paid in full by us, the trust or both;
      or

  . the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

   Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

   Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreements

   Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

   Our obligations under each expense agreement will be subordinated in right of payment to the same extent as each guarantee. Our obligation under each expense agreement will be subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to each guarantee.

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

                   Relationship Among the Capital Securities
                          and the Related Instruments

   The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under "Capital Securities and Related Instruments--Guarantees". Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of any amounts when the related Issuer Trust does not have sufficient funds to pay such amounts. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of our obligations under the corresponding junior subordinated debentures. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt.

   If we make payment on the corresponding junior subordinated debentures and the relevant Issuer Trust has funds available to make payments on its related capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the related guarantee to make these payments or to cause the Issuer Trust to make these payments. In the event an Issuer Trust receives payments on the corresponding junior subordinated debentures, but these funds are available for payment on the related capital securities because of claims made by creditors of the trust, we would be obligated under the related expense agreement to pay those claims.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

  . the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

  . the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

  . we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of its capital securities under the capital securities; and

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

  . each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.

   Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

   A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the junior indenture or the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

   A default or event of default under any of our senior debt would not constitute a default or event of default with respect to any series of capital securities or the corresponding junior subordinated debentures. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived.

Limited Purpose of Issuer Trusts

   Each Issuer Trust's capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

   Upon any voluntary or involuntary dissolution of any Issuer Trust (except in connection with the redemption of all capital securities), the holders of the related capital securities will be entitled to receive a like amount of corresponding junior subordinated debentures in exchange for their capital securities, subject to prior satisfaction of liabilities to creditors of the trust. If the property trustee determines that a distribution of junior subordinated debentures is not practical, the holders of capital securities will be entitled to receive a liquidation distribution out of the assets held by the trust after satisfaction of those liabilities. See "Capital Securities and Related Instruments--Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust's obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                         ISSUANCE OF GLOBAL SECURITIES

   Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or "global securities", registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

   DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

   Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, trust agreement, guarantee, deposit agreement or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

   Because DTC can act only on behalf of

  . participants, who in turn act only on behalf of participants or indirect participants and

  .   certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

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

   DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, trust agreement, guarantee, deposit agreement or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

   Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

  . DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

  . we determine, in our discretion, that the global security will be exchangeable for definitive securities in registered form; or

  . there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

   Any global security representing capital securities that is exchangeable pursuant to the first or second bullet point above will be exchangeable in whole for definitive capital securities in registered form, of like tenor and of an equal aggregate principal amount as the global security, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive capital securities will be registered by the registrar in the name or names instructed by DTC. Any distributions and other payments will be payable, the transfer of the definitive capital securities will be registrable and the definitive capital securities will be exchangeable at the corporate trust office of property trustee in New York, New York, provided that such payment may be made at our option by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the capital securities.

   Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of an Issuer Trust's trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

   Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we and the Issuer Trusts believe to be accurate, but we and the Issuer Trusts assume no responsibility for the accuracy thereof. None of KeyCorp, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

                             PLAN OF DISTRIBUTION

   The capital securities described in this document may be sold in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of capital securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Capital securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of the trading market for these securities.

   In facilitating the sale of capital securities, underwriters may receive compensation from the applicable Issuer Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell capital securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of capital securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Issuer Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the applicable Issuer Trust will be described, in the prospectus supplement relating to those securities.

   Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the capital securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

   In connection with an offering of capital securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from the applicable Issuer Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

   Under agreements which we and the Issuer Trusts may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the Issuer Trusts against certain liabilities, including liabilities under the Securities Act.

   If so noted in the prospectus supplement relating to any capital securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any capital securities from the applicable Issuer Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds,

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

investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any capital securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   If the applicable Issuer Trust offers and sells capital securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Issuer Trust to indemnification by us and/or the applicable Issuer Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

   Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, KeyCorp and its affiliates, or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus, in the ordinary course of business.

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

                    U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities only addresses the tax consequences to a U.S. holder that acquires capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes. You are a U.S. holder if you are a beneficial owner of a capital security that is:

  .   a citizen or resident of the United States;

  .   a domestic corporation;

  . an estate whose income is subject to U.S. federal income tax regardless of its source; or

  . a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

   This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

  .   a dealer in securities or currencies;

  . a trader in securities that elects to use a mark-to-market method of accounting;

  .   a bank;

  .   an insurance company;

  .   a thrift institution;

  .   a regulated investment company;

  .   a real estate investment trust;

  .   a tax-exempt organization;

  . a person that holds capital securities that are a hedge or that are hedged against interest rate or currency risks;

  . a person that holds capital securities as part of a straddle or conversion transaction for tax purposes; or

  .   a person whose functional currency is not the U.S. dollar.

   Moreover, this summary also does not apply if the junior subordinated debentures:

  .   are issued with more than a de minimis amount of original issue discount;

  .   mature 1 year or less than or more than 30 years after the issue date;

  . are denominated or pay principal, premium, if any, or interest in a currency other than U.S. dollars;

  .   pay principal, premium, if any, or interest based on an index or indices;

  . allow for deferral of interest for more than 5 years' worth of consecutive interest periods;

  .   are issued in bearer form;

  . contain any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into other securities or properties of KeyCorp;

  . contain any obligation or right of KeyCorp to redeem, purchase or repay the junior subordinated debentures (other than a redemption of 100% of the outstanding junior subordinated debentures outstanding following a tax event, a capital treatment event or an investment company event as

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

     described in "Capital Securities and as provided in the prospectus and Related Instruments--Junior Subordinated Debentures--Redemption"); or

  . contain any other material provision described only in the prospectus supplement.

   The material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities in a trust owning the underlying junior subordinated debentures that contain these terms will be described in the applicable prospectus supplement.

   The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell, special tax counsel to us and each Issuer Trust. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

   PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THE CAPITAL SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Classification of the Issuer Trusts

   Under current law and assuming full compliance with the terms of an amended trust agreement substantially in the form attached to this prospectus as an exhibit and the indenture, each Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the junior subordinated debentures described in this prospectus, whether or not the trust actually distributes cash to you.

Interest Income and Original Issue Discount

   Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a "remote" contingency that stated interest will not be timely paid when determining whether a junior subordinated debenture is issued with original issue discount ("OID"). On the date of this prospectus we currently believe that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance. However, if our belief changes on the date any capital security is issued, we will describe the relevant U.S. federal income tax consequences in the applicable prospectus supplement.

   Under these regulations, if we were to exercise our option to defer any payment of interest, the junior subordinated debentures would at that time be treated as issued with OID, and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding. In that event, all of your taxable interest income on the junior subordinated debentures would be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

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

   These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus.

   Because income on the capital securities will constitute interest or OID, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.

   In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the junior subordinated debentures will not be treated as issued with OID, and whenever we use the term interest, it also includes income in the form of OID.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Issuer Trusts

   If the applicable Issuer Trust distributes the junior subordinated debentures as described under the caption "Capital Securities and Related Instruments--Liquidation Distribution Upon Dissolution", you will receive directly your proportional share of the junior subordinated debentures previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your junior subordinated debentures will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the junior subordinated debentures due to a tax event, the trust might be taxed on a distribution of junior subordinated debentures to you, and you might recognize gain or loss as if you had exchanged your capital securities for the junior subordinated debentures you received upon the liquidation of the trust. You will include interest in income in respect of junior subordinated debentures received from the trust in the manner described above under "--Interest Income and Original Issue Discount".

Sale or Redemption of Capital Securities

   If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debentures, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

   If the junior subordinated debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be a capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the junior subordinated debentures required to be included in income. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held for more than one year and 18% where the property is held for more than five years.

   If we exercise our option to defer any payment of interest on the junior subordinated debentures, your capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you sell your capital securities before the record date for the payment of distributions, then you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital

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securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Backup Withholding Tax and Information Reporting

   The amount of interest income paid and OID accrued on your capital securities will be reported to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

   Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

   Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

   It is anticipated that each Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

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                             ERISA CONSIDERATIONS

   If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the capital securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

   A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit sharing plan for one or more self-employed persons, should also consider whether an investment in the capital securities could result in a prohibited transaction. ERISA and the Code prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are called parties in interest under ERISA or disqualified persons under the Code with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Code and other liabilities under ERISA. Employee benefit plans which are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

   The assets of the trust would be treated as plan assets for purposes of the prohibited transaction rules under a U.S. Department of Labor regulation if plans and individual retirement accounts purchase capital securities, unless an exception under the regulation applies. The regulation provides an exception if the capital securities are considered to be publicly-offered securities. The underwriters expect that each series of capital securities will be publicly-offered securities under the regulation because:

(1) the underwriters expect that each series of capital securities will be purchased initially by at least 100 persons who are independent of us and each other;

(2) the capital securities can be transferred freely;

(3) each series of capital securities will be sold through this prospectus, which is part of an effective registration statement filed with the SEC; and

(4) each series of capital securities will be timely registered with the SEC under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

   If the foregoing conditions are not met with respect to any particular series of capital securities, additional ERISA considerations arising as a result thereof will be described in the applicable prospectus supplement.

   If we are a party in interest or a disqualified person with respect to a plan or individual retirement account which buys capital securities, either directly or because we own banking or other subsidiaries, the sale could be treated as a prohibited transaction unless an administrative exemption issued by the Department of Labor applies. The Department of Labor has issued class exemptions that may apply to exempt transactions resulting from the purchase or holding of the capital securities. Among those class exemptions are:

  .   96-23, for transactions determined by in-house asset managers;

  .   95-60, for transactions involving insurance company general accounts;

  .   91-38, for transactions involving bank collective investment funds;

  .   90-1, for transactions involving insurance company separate accounts; and

  . 84-14, for transactions determined by independent qualified asset managers.

   These rules are very complicated and the penalties that may be imposed upon persons involved in prohibited transactions can be substantial. This makes it very important that fiduciaries or other persons considering purchasing the capital securities on behalf of a benefit plan investor consult with their lawyer regarding what could happen if the assets of the trust were deemed to be plan assets and if the investor can use one of the above class exemptions or another applicable exemption.

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                            VALIDITY OF SECURITIES

   Unless otherwise indicated in the applicable prospectus supplement and except as described below, Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust, will pass upon certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the amended trust agreement and the creation of the trust. Our Associate General Counsel and Sullivan & Cromwell, New York, New York, counsel for the underwriters, will each pass upon the validity of the guarantee and the junior subordinated debentures. Our Associate General Counsel will rely upon the opinion of Sullivan & Cromwell as to matters of New York law and upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Sullivan & Cromwell will rely upon the opinion of our Associate General Counsel as to matters of Ohio law and upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law. Sullivan & Cromwell regularly perform legal services for us and our subsidiaries.

   As of this date, the General Counsel and the Associate General Counsel each beneficially own, or have the right to acquire under KeyCorp's benefit plans, an aggregate of less than 1% of KeyCorp's common stock.

   Sullivan & Cromwell, as special tax counsel to us and the trust, will pass upon certain matters relating to U.S. federal income tax considerations.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2002 and 2001, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in our quarterly report on Form 10-Q for the quarter ended March 31, 2002, and incorporated by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

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